                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         KINGS ROAD ENTERTAINMENT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (4)  Date Filed:

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
                         KINGS ROAD ENTERTAINMENT, INC.
                       1901 Avenue of the Stars, Suite 605
                          Los Angeles, California 90067


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To be held April 16, 1998


To the Stockholders of KINGS ROAD ENTERTAINMENT, INC.:

        The Annual Meeting of Stockholders of KINGS ROAD ENTERTAINMENT, INC. (the "COMPANY") will be held Monday, April 16, 1998, at the principal office of the Company at 1901 Avenue of the Stars, Suite 1545, Los Angeles, California at 12:00 noon, local time, for the following purposes:

        1. The approval of the issuance of shares of Common Stock to the Morgan Kent Group, Inc., which would provide such entity with approximately 53% of the outstanding shares of Common Stock immediately upon such stock issuance,

        2. The approval of the amendment of the Company's Restated Certificate of Incorporation to effect a reverse stock split of the Common Stock on the basis of one share of Common Stock for each three shares of Common Stock presently issued and outstanding;

        3. The election of two directors;

        4. The ratification of the appointment of Stonefield Josephson Accountancy Corporation as independent auditors of the Company for the fiscal year ending April 30, 1998; and

        5. Such other business as may properly come before the meeting or any adjournments or postponements thereof.

        Shares represented by properly executed proxies hereby solicited by the Board of Directors of the Company will be voted in accordance with the instructions specified therein. It is the intention of the Board of Directors of the Company that shares represented by proxies which are not voted to the contrary will be voted in favor of the election as directors of the persons named in the accompanying proxy statement and for Proposals No. 1, 2 and 4.

        The Board of Directors has fixed March 12, 1998 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Whether or not you expect to attend the Annual Meeting in person, please complete, date and sign the enclosed Proxy and return it without delay in the enclosed envelope which requires no additional postage if mailed in the United States. Prior to the actual voting thereof, the Proxy may be revoked by the person executing the Proxy by delivering a duly executed proxy bearing a later date, by filing a written revocation thereof with the Secretary of the Company at its executive offices or by voting in person at the Annual Meeting.

                       By Order of the Board of Directors



                       By: /s/ Kenneth I. Aguado
                           -----------------------------------------------------
                           Kenneth I. Aguado
                           Chief Executive Officer and Chairman of the Board

March 12, 1998
Los Angeles, California

                         KINGS ROAD ENTERTAINMENT, INC.
                       1901 Avenue of the Stars, Suite 605
                          Los Angeles, California 90067

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                            To be held April 16, 1998


                                  INTRODUCTION

        This proxy statement (the "PROXY STATEMENT") and the enclosed proxy are furnished to the holders of common stock, $.01 par value ("COMMON STOCK") of Kings Road Entertainment, Inc. (the "COMPANY") in connection with the solicitation of proxies for use at the annual meeting of the Company's stockholders to be held at the principal office of the Company at 1901 Avenue of the Stars, Suite 1545, Los Angeles, California at 12:00 noon, local time, on April 16, 1998 and any adjournments or postponements thereof (the "ANNUAL MEETING"). The Company anticipates mailing or otherwise delivering this Proxy Statement and enclosed proxy to its stockholders on or about March 16, 1998.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

        At the Annual Meeting, stockholders of the Company are being asked to consider and vote upon a proposal ("Proposal No. 1") to approve the issuance (the "Stock Issuance") of that number of shares of Common Stock by the Company to the Morgan Kent Group, Inc. ("Morgan Kent"), which would provide Morgan Kent with approximately 53% of the voting power of the Common Stock on the date of the Stock Issuance pursuant to the terms of the Stock Purchase Agreement entered into by and between the Company and Morgan Kent as of December 11, 1997, and a side letter thereto dated as of December 11, 1997 (together, the "Purchase Agreement"). The Purchase Agreement contemplates that, prior to the consummation of the Stock Issuance, the Company will make a significant cash distribution to stockholders. The Stock Issuance is being proposed as a means for the Company to secure the financial investment of a larger corporate entity and providing stockholders with a significant cash distribution without decreasing the capital of the Company.

        At the Annual Meeting, stockholders of the Company are also being asked to consider and vote upon a proposal ("Proposal No. 2") to amend the first paragraph of the Fourth Article of the Company's Restated Certificate of Incorporation to effect a reverse stock split of the Common Stock on the basis of one share of Common Stock for each three shares of presently issued and outstanding shares of Common Stock but not to alter the number of authorized shares of capital stock (the "Reverse Stock Split"). The Reverse Stock Split is being proposed because the low market price of the Common Stock impairs its continued listing as a NASDAQ SmallCap Market issuer, as well as its acceptance by important segments of the financial community and the investing public, and to provide the Company with sufficient authorized shares of Common Stock to consummate the Stock Issuance.

        The Annual Meeting has, in addition, the following purposes: to elect two persons to the Company's Board of Directors for the ensuing year (of whom one person has indicated that, if the Stock Purchase is approved and consummated, he will resign in favor of Morgan Kent's nominee) ("Proposal No. 3"), and to ratify the appointment of Stonefield Josephson Accountancy Corporation as independent auditors of the Company for the fiscal year ending April 30, 1998 ("Proposal No. 4").

VOTING AT THE ANNUAL MEETING

        The Board of Directors has fixed the close of business on March 12, 1998 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the number of outstanding shares of Common Stock was 5,735,547.

The Company has no other voting securities outstanding. Each stockholder of record on that date is entitled to one vote per share of Common Stock held on all matters submitted to a vote of stockholders.

        As of March 10, 1998, directors and officers of the Company beneficially owned of record a total of approximately 2,517,152 shares of Common Stock (including the interest of certain directors as beneficiaries of the Friedman Estate, as defined below), constituting approximately 43.9% of all such shares outstanding on such date. All such directors and officers have informed the Company that they intend to vote all shares for approval of Proposals No. 1, 2 and 4 and in favor of the nominees listed in Proposal No. 3.

        As of March 10, 1998, the Estate of Stephen J. Friedman (the "Friedman Estate") beneficially owned of record a total of approximately 3,182,871 shares of Common Stock, constituting approximately 55.5% of all such shares outstanding on such date. The Executor of the Friedman Estate has executed an irrevocable proxy in favor of Morgan Kent to vote all shares for approval of Proposals No. 1 and 2.

        The presence, in person or by properly executed proxy, of the holders of Common Stock entitled to cast a majority of the votes is necessary to constitute a quorum at the Annual Meeting. The Company could legally proceed with the Stock Issuance without stockholder approval (provided that the Company obtained stockholder approval of either the authorization of an additional 109,554 shares of Common Stock or the Reverse Stock Split). Nonetheless, the Company has agreed that, in order to proceed with the Stock Issuance, the Company will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. In order to approve Proposal No. 2, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required. Directors are to be elected by a plurality of the votes of the shares of Common Stock, and the nominee (each of whom is currently running unopposed) who receives the most votes will be elected director of the Company (Proposal No. 3) provided that a quorum is present at the Annual Meeting. In order to ratify the appointment of Stonefield Josephson Accountancy Corporation (Proposal No. 4), the affirmative vote of a majority of the votes cast on that item is required, provided that a quorum is present at the Annual Meeting.

PROXIES

        All shares of Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, unless such proxies have been revoked, will be voted at the Annual Meeting in accordance with the instructions on such proxies. If no instructions are indicated, such proxies will be voted FOR the election of the two nominees as Directors and FOR Proposals No. 1, 2 and 4. The Company does not know of any other matters other than those described in the Notice of Annual Meeting which are to come before the Annual Meeting. If any other matters are properly presented to the Annual Meeting for action, the persons named in the enclosed form of Proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by filing with the Secretary of the Company written notice of revocation bearing a later date than the proxy, by duly executing a subsequent proxy relating to the same shares of Common Stock and delivering it to the Secretary of the Company at its executive offices (located at 1901 Avenue of the Stars, Suite 1545, Los Angeles, California 90067) or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

        Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. The Company will bear the cost of preparing and mailing the proxy material furnished to stockholders of the Company in connection with the Annual Meeting. Proxies will be solicited directly by the Company principally through the use of the mails, but directors, officers and regular employees of the Company may solicit proxies personally or by telephone or special letter. Such persons will receive no additional compensation for such services. The Company will furnish copies of solicitation material to fiduciaries, custodians and brokerage houses for forwarding to the beneficial owners of shares of Common Stock held in their names, and the Company will reimburse such parties for their reasonable expenses in such forwarding of proxy materials.

STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

        Stockholder proposals intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting no later than July 30, 1998.

OTHER INFORMATION

        All information contained herein concerning Morgan Kent, including without limitation its business plan, has been supplied by Morgan Kent. With the exception of that information, all information contained in the Proxy Statement has been supplied by the Company.

        The Company's executive offices are located at 1901 Avenue of the Stars, Suite 1545, Los Angeles, California 90067. The Company's telephone number is
(310) 552-0057.

        THE MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING ARE OF GREAT IMPORTANCE TO THE STOCKHOLDERS OF THE COMPANY. IF THE STOCK ISSUANCE IS APPROVED AND CONSUMMATED, STOCKHOLDERS WILL RECEIVE A SIGNIFICANT CASH DISTRIBUTION WITHOUT DECREASING THE CAPITAL OF THE COMPANY, AND, ON THE DATE OF THE STOCK ISSUANCE, MORGAN KENT WILL HOLD APPROXIMATELY 53% OF THE VOTING POWER OF THE COMMON STOCK. ACCORDINGLY, STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT.

                                PROPOSAL NO. 1 --
                               THE STOCK ISSUANCE

        THE INFORMATION CONTAINED IN THIS PROXY STATEMENT WITH RESPECT TO THE STOCK ISSUANCE IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PURCHASE AGREEMENT, INCLUDING ALL EXHIBITS AND SCHEDULES THERETO (EXCEPT AS NOTED BELOW), A COPY OF WHICH IS ATTACHED TO THIS PROXY STATEMENT AS EXHIBIT A. BECAUSE OF ITS LENGTH, SCHEDULE 2.5 IS NOT ATTACHED TO THIS PROXY STATEMENT, BUT THE COMPANY WILL FURNISH IT TO ANY STOCKHOLDER UPON ITS REQUEST. ALL REFERENCES TO NUMBER OF SHARES OF COMMON STOCK AND PRICE PER SHARE OF COMMON STOCK REFER TO THE COMMON STOCK PRIOR TO THE REVERSE STOCK SPLIT, UNLESS OTHERWISE EXPRESSLY PROVIDED.

BACKGROUND

        During the fiscal year ended April 30, 1997, the Company did not produce any new films and derived revenues almost exclusively from the exploitation of films produced in prior fiscal years. Following the death on October 4, 1996 of Mr. Stephen J. Friedman, then Chairman of the Board of Directors and Chief Executive Officer of the Company, the Company has explored various business options, including, among other things, the liquidation of the Company, the sale of the Company as a going concern to an outside party, the sale of substantially all of the assets of the Company to an outside party and the issuance of shares of Common Stock to an outside party which would provide a new source of financing for the Company.

        On June 9, 1997, based upon the Company's recognition that its business plan at such date did not require the then existing level of cash on hand and that a distribution of such funds to the Company's shareholders would better serve the shareholders' interests, the Company declared a cash distribution of $3,956,695, or $.70 per share of Common Stock, to shareholders of record on June 20, 1997 that was paid on June 27, 1997.

        On June 23, 1997, the Company signed a non-binding letter of intent with Morgan Kent pursuant to which, subject to certain conditions, Morgan Kent would acquire control of the Company. Presently, Morgan Kent holds a controlling interest in a publicly-held information technology company. The Company agreed that until August 20, 1997, the Company would not directly or indirectly solicit or discuss the sale of all or part of the Company with any party other than Morgan Kent. The non-binding letter of intent provided that a transaction by and between the Company and Morgan Kent would be conditioned upon, among other things, the completion of due diligence to the satisfaction of both parties, the completion of a definitive agreement that is satisfactory to both parties, the receipt of all necessary consents and approvals and the absence of any material adverse change in the business or prospects of the Company.

        By mid-July 1997, Morgan Kent and the Company contemplated entering into a transaction involving the cash distribution to the Company's shareholders equal to the Company's cash and marketable securities and the subsequent acquisition of control of the Company by Morgan Kent through the purchase of newly-issued shares of Common Stock. For the purposes of such stock purchase, the non-distributed assets of the Company, subject to completion of financial and other due diligence, were tentatively valued by the parties, as of July 22, 1997, at an amount between $2.5 million and $3.2 million.

        Since that time, negotiations continued regarding, among other things, a determination of the valuation of the Company for the purpose of the aforementioned cash distribution equal to the Company's cash and marketable securities; the terms of an indemnification agreement between the Company and Morgan Kent; the terms of an employment contract between the Company and Kenneth
I. Aguado, the Company's Chief Executive Officer, following the contemplated transaction (negotiated by Mr. Aguado's personal counsel and Morgan Kent's counsel); the terms of the related standstill agreement to be entered into by the Friedman Estate; and the "breakup fee" payable, under certain circumstances, in the event of the termination of the agreement governing the contemplated transaction.

        On December 24, 1997, the Company and Morgan Kent agreed upon the final terms governing the Stock Issuance and entered into the Purchase Agreement (and side letter relating thereto), dated as of December 11, 1997, which is now being presented to the stockholders.

THE STOCK ISSUANCE

        Pursuant to the Purchase Agreement, the Company will issue a number of shares of Common Stock to Morgan Kent, which will provide Morgan Kent with approximately 53% of the outstanding Common Stock on the date of the Stock Issuance, in return for a purchase price of $2,967,738. This purchase price reflects a pre-Reverse Stock Split price of $.4656 per share of Common Stock (or a post-Reverse Stock Split price of $1.164 per share). In accordance with the Purchase Agreement, the Company will use its best efforts to obtain the consent of holders of a majority of the outstanding shares of Common Stock to effect the Reverse Stock Split prior to the consummation of the Purchase Agreement, and assuming the effectiveness of the Reverse Stock Split, the Company will issue to Morgan Kent 2,124,669 Post-Split Shares (as defined below).

        Prior to the Stock Issuance, the Company will make a cash distribution (the "Cash Distribution") to stockholders of record as of April 17, 1998 equal in the aggregate to $2,492,922 (the amount of cash and marketable securities of the Company as of August 31, 1997) plus the value of receivables estimated to be approximately $231,000 minus the aggregate amount of the Company's costs incurred in the preparation of this proxy statement and solicitation and the Company's legal fees and other expenses incurred in connection with the negotiation and consummation of the Purchase Agreement (estimated to be approximately $100,000).

        Until the one year anniversary of the Purchase Agreement, the Company will indemnify Morgan Kent and its affiliates for losses exceeding $75,000, which result from an uncured breach by the Company of any Company representation, warranty, covenant or agreement set forth in the Purchase Agreement or from any Company stockholder action relating to the Stock Issuance, by issuing Morgan Kent a number of additional Post-Split Shares equal to the amount of losses in excess of $75,000 divided by $1.164.

        In the event that the Purchase Agreement is terminated by Morgan Kent based upon the Company's uncured breach of representations, warranties, covenants or agreements set forth in the Purchase Agreement resulting in losses to Morgan Kent in excess of $75,000, the Company will pay Morgan Kent $75,000 plus fees and expenses incurred in collecting such money (the "Breakup Fee"). In the event that the Purchase Agreement is terminated by the Company based upon Morgan Kent's uncured breach of representations, warranties, covenants or agreements set forth in the Purchase Agreement, Morgan Kent will pay the Company the Breakup Fee.

REASONS FOR APPROVAL AND RECOMMENDATION BY THE BOARD OF DIRECTORS

        The Board of Directors of the Company has unanimously approved the Stock Issuance and has directed that it be submitted to a vote of stockholders at the Annual Meeting. THE BOARD OF DIRECTORS BELIEVES THAT THE STOCK ISSUANCE IS IN THE BEST INTERESTS OF, AND FAIR TO, THE COMPANY AND ALL OF ITS STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE STOCK ISSUANCE. Each member of the Board of Directors of the Company has informed the Company that he/she intends to vote all of his/her shares of Common Stock for approval of the Stock Issuance.

        In deciding to approve the Stock Issuance, the Board of Directors of the Company considered a variety of factors, including:

        o       MORGAN KENT'S BUSINESS PLAN.

                According to information provided by Morgan Kent to the Company, Morgan Kent's investment in the Company represents Morgan Kent's interest in targeting certain segments of the media industry which, Morgan Kent believes, show potential for growth. Following the consummation of the Purchase Agreement, Morgan Kent intends to exploit the "Kings Road" name and to enhance the Company's position as a niche producer of low-cost films.

                The first element of the strategy involves continuing the Company's current course of business: developing and producing projects with third-party financing. This strategy is expected to allow the Company to collect producer fees without requiring the Company to provide production financing for the projects, thereby minimizing the financial risks to the Company. This strategy is dependent upon the ability of the Company to obtain third-party financing on favorable terms for certain of the Company's projects already in development and projects to be subsequently acquired or controlled by the Company. No assurance can be given that the Company will be able to secure such third-party financing or, to the extent that such third-party financing is available, that it will be on terms that are favorable to the Company.

                The second element of this strategy is for the Company to develop and finance low-budget projects "in-house" in order to build its library of titles. Morgan Kent intends that the Company focus primarily on low-budget "art films" which target an upscale audience, have the potential to receive a limited theatrical release and are likely candidates, in the Company's opinion, for the presale of ancillary rights. No assurance can be given, however, that the Company will be able to pre-sell the ancillary rights or, if pre-sold, that such presale will be on terms that are favorable to the Company.

                The third element of the business strategy is for the Company to acquire related media properties, such as production companies, film libraries and music libraries. In many cases the Company may need to raise additional financing to complete any future acquisition, and no assurance can be given that the Company will be able to raise such financing, or, to the extent that such financing is available, that the financing will be on terms that are favorable to the Company.

                Based on available information, the Company and Morgan Kent estimate annual overhead (excluding the cost of producing the films, but including some funds for the acquisition of film rights and screen play development costs) to be approximately $700,000, and estimate the total annual cash costs of operating the business to be approximately $1.2 million. Through its investment in the Company, Morgan Kent plans to infuse funds which it believes will assist the Company in pursuing such business plan. Nonetheless, the Company may require significant additional financing to meet overhead and operations costs, and no assurance can be given that the Company will be able to raise such financing, or, to the extent that such financing is available, that the financing will be on terms that are favorable to the Company.

        o      COMPARATIVE BENEFITS OF OTHER STRATEGIC ALTERNATIVES.

               The Company explored various alternatives to the Stock Issuance, none of which seemed likely to yield a better valuation of the Company than the Stock Issuance. In particular, the Company explored the possibility of dissolution of the Company with a cash distribution to shareholders of the net proceeds of such dissolution. The Company's dissolution analysis, conducted as of December 31, 1997, indicates estimated dissolution proceeds of approximately $3.6 million, or $.63 per share. The Board of Directors believes that the Stock Issuance is a more attractive option for shareholders on the basis that such transaction values the Company at a price of $.4656 per share of Common Stock, and, prior to the closing of the Stock Issuance, shareholders will receive the Cash Distribution, estimated to be approximately $2,500,000 in the aggregate, or $.44 per share. No assurance can be given, however, that the Common Stock will trade at a price equal to or greater than $.4656 per share.

        o      CONTINUING ROLE OF PRESENT MANAGEMENT.

               According to information provided by Morgan Kent to the Company, Morgan Kent intends, as is its practice with its other businesses, to rely upon the Company's current management, which in this case is Kenneth I. Aguado, the current President of the Company, to implement the Company's business plan. The continuing role of Mr. Aguado as President is expected to provide stability following the Stock Issuance. See "Interests of Certain Persons in the Stock Issuance."

VOTING AND OTHER ARRANGEMENTS BY THE MAJORITY STOCKHOLDER

        The Friedman Estate, the majority stockholder of the Company, has executed a letter agreement with Morgan Kent, dated as of the date of the Purchase Agreement, pursuant to which the Friedman Estate (i) agreed that, for the one-year period following the execution of the Purchase Agreement, the Friedman Estate would not encumber or dispose of its legal or beneficial interest in any shares of Common Stock except in accordance with the volume limitations of Rule 144 of the Securities Act of 1933, and (ii) irrevocably appointed Morgan Kent as the Friedman Estate's proxy with full power of substitution to vote and represent all shares of Common Stock registered in its name in favor of the execution of the Purchase Agreement and the performance by the Company of the transactions contemplated thereby, including the effectuation of the Reverse Stock Split, and in favor of the election of Mr. J. Gerald Combs, the Chairman of Morgan Kent, and a nominee of Mr. Combs to fill the two director positions which would be left vacant by the anticipated resignations of Mr. Davidson and Ms. Aguado (both of whom have indicated that, if the Stock Purchase is approved and consummated, they will resign in favor of Morgan Kent's nominees). This irrevocable proxy represents the power to vote approximately 55.5% of the total voting power of the Common Stock prior to the Stock Issuance.

        Prior to the date of the Annual Meeting, the executor of the Friedman Estate may distribute the Friedman Estate's property to its beneficiaries in accordance with the terms of the will of Stephen J. Friedman. The Friedman Estate's three beneficiaries, Susan F. Aguado, Kenneth I. Aguado and Joan A. Shapiro, have agreed, with respect to shares of Common Stock distributed to them by the executor of the Friedman Estate, to abide by the terms of the Friedman Estate's letter agreement with Morgan Kent. See "Principal Stockholders" and "Proposal No. 3 -- Election of Directors."

CONDITIONS TO CLOSING; ANTICIPATED CLOSING DATE

        The obligation of Morgan Kent to consummate the Stock Issuance, as contemplated by the Purchase Agreement, is subject to the following conditions, among others, each of which may be waived by Morgan Kent: (i) the delivery to shareholders of this Proxy Statement, (ii) the execution of an employment contract by and between the Company and Kenneth I. Aguado, (iii) the truth and correctness in all material respects of the representations and warranties made by the Company in the Purchase Agreement; (iv) the performance or compliance in all material respects with all agreements and covenants required by the Purchase Agreement; (v) the receipt of all consents, approvals and authorizations from third parties and governmental or regulatory authorities required to consummate the Purchase Agreement; (vi) Morgan Kent's receipt of a reasonably satisfactory legal opinion from counsel to the Company and such certificates from the Company as Morgan Kent shall have reasonably requested; (vii) the absence since April 30, 1997 of any event, change or effect, which individually or in the aggregate would have a material adverse effect on the Company; (iv) the absence of any order or injunction prohibiting the transaction.

        The Company anticipates that the consummation of the Purchase Agreement will occur as soon as practicable following the Annual Meeting if Proposals No. 1 and 2 are approved.

INTERESTS OF CERTAIN PERSONS IN THE STOCK ISSUANCE

        The obligation of Morgan Kent to consummate the Purchase Agreement is conditioned upon, among other things, the execution of an employment agreement in substantially the form of Exhibit 6.2 to the Purchase Agreement (the "Employment Agreement") by and between the Company and Kenneth I. Aguado, the Company's current Chief Executive Officer. The information contained in this Proxy Statement with respect to the Employment Agreement is qualified in its entirety by reference to Exhibit 6.2 of the Purchase Agreement, a copy of which is attached to this Proxy Statement as Exhibit A.

        Pursuant to the Employment Agreement, Mr. Aguado will be employed by the Company as its President for a two-year term (the "Term") with an annual base salary of $125,000. Mr. Aguado will be granted options to purchase 200,000 shares of Common Stock, of which 50% shall vest at the end of the first year of the Term and 50% will vest at the end of the second year of the Term and which shall be exercisable for five years. In addition, Mr. Aguado will be entitled to participate in revenues derived by Kings Road from film projects, with the percentage of such participation varying based upon various factors, such as Kings Road's percentage ownership of the copyright relating to such projects and whether Mr. Aguado provides executive producer services for such projects.

VOTE REQUIRED

        The Company could legally proceed with the Stock Issuance without stockholder approval (provided that the Company obtained stockholder approval of either the authorization of an additional 109,554 shares of Common Stock or the Reverse Stock Split). Nonetheless, the Company has agreed that, in order to proceed with the Stock Issuance, the Company will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. As a result, abstentions and broker non-votes are effectively equivalent to votes against the Stock Issuance.

                                PROPOSAL NO. 2 --
              APPROVAL OF REVERSE STOCK SPLIT AND AMENDMENT OF THE
                      RESTATED CERTIFICATE OF INCORPORATION

REVERSE STOCK SPLIT

        The Board of Directors of the Company has unanimously approved and recommended to the stockholders an amendment to the first paragraph of the Fourth Article of the Company's Restated Certificate of Incorporation to provide for the following (the "REVERSE STOCK SPLIT"): a reverse split of the outstanding Common Stock, $.01 par value, on the basis of one (1) new share of Common Stock for each three (3) shares of presently outstanding Common Stock with no reduction of the authorized number of shares of Common Stock (12,000,000 shares), Series A Convertible Preferred Stock, $1.00 par value (1,755,000 shares), and Series B Convertible Preferred Stock, $1.00 par value (233,618 shares). Under Delaware law, the Reverse Stock Split would become effective upon the filing of a Certificate of Amendment with the Delaware Secretary of State (the "EFFECTIVE DATE").

        If the Reverse Stock Split is approved, the first paragraph of the Fourth Article of the Company's Restated Certificate of Incorporation will be amended to read as follows:

               "The total number of shares of all classes of stock which the corporation shall have authority to issue is 13,988,618 shares, consisting of 12,000,000 shares of Common Stock, $.01 par value ('Common Stock'), and 1,988,618 shares of Convertible Preferred Stock, $1.00 par value and such shares shall be divided into 1,755,000 shares of Series A Convertible Preferred Stock and 233,618 shares of Series B Convertible Preferred Stock. The Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock are referred to hereafter as the 'Convertible Preferred Stock.' Upon effectiveness of this amendment to the Restated Certificate of Incorporation, each three (3) shares of Common Stock issued and outstanding immediately prior thereto, shall be automatically combined into one (1) share of Common Stock. No fractional shares shall be issued to stockholders in connection with such reverse stock split, but in lieu thereof the corporation shall pay in cash the fair value of fractions of a share, if any, as of the effective date of this amendment to the Restated Certificate of Incorporation."

GENERAL DESCRIPTION

        The Company is presently authorized to issue 12,000,000 shares of Common Stock, $.01 par value, and 1,988,618 shares of preferred stock comprised of 1,755,000 shares of Series A Convertible Preferred Stock and 233,618 shares of Series B Convertible Preferred Stock. The Reverse Stock Split would not change the number of authorized shares, or par value, of the Common Stock and preferred stock.

        At the close of business on March 10, 1998, there were 5,735,547 shares of Common Stock outstanding and no shares of preferred stock outstanding. Subject to stockholder approval of the Reverse Stock Split, the Board of Directors has authorized the transfer from the Capital account to the Additional Paid-in Capital account of the excess funds which will be created by the Reverse Stock Split without a proportionate increase in par value.

PRINCIPAL EFFECTS

        The principal effects of the Reverse Stock Split will be as follows:

        1. Based upon the 5,735,547 shares of Common Stock outstanding on March 10, 1998, the proposed one-for-three reverse stock split would decrease the number of outstanding shares of Common Stock by sixty-six and two-thirds percent (66-2/3%), and thereafter approximately 1,911,849 shares of Common Stock would be outstanding. The Reverse Stock Split will not affect any stockholder's proportionate equity interest in the Company, subject to the provisions for the elimination of fractional shares as described below.

        2. As of March 10, 1998, there were no outstanding options to purchase shares of Common Stock pursuant to the Company's 1987 Non-Qualified Stock Option Plan (the "Plan") and options to purchase 194,500 shares of Common Stock remained available for grant pursuant to the Plan. If the Reverse Stock Split is approved and effected, the number of remaining shares of Common Stock available for grant under the Plan would be decreased to approximately 64,833 shares of Common Stock.

        The following table illustrates the principal effects of the Reverse Stock Split (referred to in Paragraphs 1 and 2 above) without taking into effect the Stock Issuance:

                                                                                      After
                                                           Before                 Reverse Split
      Number of Shares of Common Stock                 Reverse Split           ("Post-Split Shares")
-----------------------------------------------     --------------------     ------------------------
Authorized                                                12,000,000                     12,000,000
Outstanding                                                5,735,547                      1,911,849
Reserved for future issuance upon exercise of                194,500                         64,833
   options to be granted pursuant to the Plan
Available for future issuance by action of Board           6,069,953                     10,023,318
   of Directors (after giving effect to above
   reservation)


        In addition, as discussed above, in the event of shareholder approval of the Stock Issuance (Proposal No. 1) and the closing of the Purchase Agreement, the Company will issue 2,124,669 Post-Split Shares to Morgan Kent.

REASONS FOR APPROVAL AND RECOMMENDATION BY THE BOARD OF DIRECTORS

        The Board of Directors of the Company has unanimously approved the Reverse Stock Split and has directed that it be submitted to a vote of stockholders at the Annual Meeting. THE BOARD OF DIRECTORS BELIEVES THAT THE REVERSE STOCK SPLIT IS IN THE BEST INTERESTS OF, AND FAIR TO, THE COMPANY AND ALL OF ITS STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS A VOTE FOR THE REVERSE STOCK SPLIT. Each member of the Board of Directors of the Company has informed the Company that he/she intends to vote all of his/her shares of Common Stock for approval of the Reverse Stock Split.

        In deciding to approve the Reverse Stock Split, the Board of Directors of the Company considered a variety of factors, including:

        o      COMPLIANCE WITH FUTURE NASDAQ REQUIREMENTS.

               In light of recently announced changes to the NASDAQ SmallCap Market Continued Listing Requirements (the "Requirements"), which shall become effective as of February 23, 1998, the low market price of the Common Stock impairs its continued NASDAQ listing. The Requirements include, among other things, a minimum bid price of one dollar ($1), and the closing bid price for the Company's Common Stock as of January 16, 1998 was $.5625, well below the future minimum bid price. Although there can be no assurance that the price of the Common Stock after the Reverse Stock Split will actually increase in an amount proportionate to the decrease in the number of outstanding shares, the Board of Directors anticipates that the Reverse Stock Split would enable the Company to satisfy the minimum bid price requirement.

       o       ACCEPTANCE BY FINANCIAL COMMUNITY AND INVESTING PUBLIC.

               The Company believes that the low market price of the Common Stock impairs its acceptance by important segments of the financial community and the investing public. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it, or the reputation of the Company in the financial community, but in practice this is not necessarily the case, as many investors look upon low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks.

               The Company believes that the current low market price of the Common Stock has reduced the effective marketability of the shares because of the reluctance of many leading brokerage firms to recommend low-priced stocks to their clients. Further, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low-priced stocks because the brokerage commission on a sale of low-priced stocks generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue. Finally, the internal guidelines of many institutional investors prohibit the purchase of stock trading below certain minimum prices.

               Although there can be no assurance that the price of the Company's Common Stock after the Reverse Stock Split will actually increase in an amount proportionate to the decrease in the number of outstanding shares, the Reverse Stock Split is intended to result in a price level that will increase investor interest and eliminate the resistance of certain brokerage firms and institutional investors to investment, or recommending investment, in the Common Stock.

        o SUFFICIENT AUTHORIZED SHARES OF COMMON STOCK TO CONSUMMATE THE STOCK ISSUANCE.

               If the Stock Issuance is approved by the stockholders and all conditions to the closing of the Purchase Agreement are met or waived, the Company would be obligated to issue a number of shares of Common Stock to Morgan Kent, which would provide Morgan Kent with approximately 53% of the outstanding Common Stock on the date of the Stock Issuance. Based upon the number of shares of Common Stock outstanding as of March 10, 1998 (5,735,547 shares) and the Company's authorized number of shares of Common Stock (12,000,000 shares), the Company would fall 109,554 shares short of the number of authorized shares of Common Stock necessary to consummate the Stock Issuance. The Company could seek shareholder approval authorizing additional shares of Common Stock, but, because the Company has independent reasons to seek the Reverse Stock Split, such action is unnecessary. Following the Reverse Stock Split, which would not affect the total number of authorized shares, the Company would have a sufficient number of authorized shares of Common Stock to consummate the Stock Issuance.

EXCHANGE OF STOCK CERTIFICATES AND ELIMINATION OF FRACTIONAL SHARE INTERESTS

        As soon as practicable after the Effective Date, the Company will provide stockholders with any required instructions for the exchange of their present Common Stock certificates for new certificates representing the appropriate number of shares of Common Stock after the Reverse Stock Split. However, if permitted, the Company may elect to effect such exchange in the ordinary course of trading as certificates are returned for transfer. In either event, each current certificate representing shares of Common Stock until so exchanged will be deemed for all corporate purposes after the Effective Date to evidence ownership of Common Stock in the proportionately reduced number. The Company may appoint an exchange agent (the "Exchange Agent") to act for stockholders in effecting the exchange of their certificates.

        Stockholders will not be entitled to receive fractional shares in connection with the Reverse Stock Split. In lieu thereof, the Company or the Exchange Agent will pay to each stockholder who is otherwise entitled to a fractional share upon surrender of the relevant stock certificate(s) the value of the fractional interest to which such stockholder is entitled, based upon the fair market value of the Common Stock on the Effective Date.

FEDERAL INCOME TAX CONSEQUENCES

        1. Except with respect to any cash received for fractional shares, the Reverse Stock Split will be a tax-free recapitalization for the Company and its stockholders.

        2. The new shares of Common Stock in the hands of a stockholder will have an aggregate basis for computing gain or loss equal to the aggregate basis of shares of Common Stock held by that stockholder immediately prior to the Reverse Stock Split, reduced by the basis allocable to any fractional shares which such stockholder is treated as having sold for cash (see paragraph #4 below).

        3. A stockholder's holding period for the new shares of Common Stock will be the same as the holding period of the shares of Common Stock exchanged therefor.

        4. Stockholders who receive cash for all of their holdings (as a result of owning fewer than three (3) shares) will recognize a gain or loss for federal income tax purposes as a result of the disposition of their shares of Common Stock. Although the tax consequences to other stockholders who receive cash for fractional shares are not entirely certain, such stockholders will probably be treated for federal income tax purposes as having sold their fractional shares and will recognize gain or loss in an amount equal to the difference between the cash received and the portion of their basis for the Common Stock allocated to the fractional shares. Stockholders who do not receive any cash for their holdings will not recognize any gain or loss for federal income tax purposes as a result of the Reverse Stock Split.

VOTE REQUIRED

        Under Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock is required to approve the Reverse Stock Split and amendment of the Company's Restated Certificate of Incorporation. As a result, abstentions and broker non-votes are effectively equivalent to votes against the Reverse Stock Split.

                                PROPOSAL NO. 3 --
                              ELECTION OF DIRECTORS

        The Company's Restated Certificate of Incorporation currently provides for the Board of Directors to be divided into three classes for terms of three years each. In accordance with the Company's bylaws, the exact number of directors has been set at three (3), with each class consisting of one member. At the Annual Meeting, a director will be elected for a term expiring in 2000 to fill the directorship currently held by Martin Davidson, whose term expires upon the election of his successor (or his re-election). Mr. Davidson has been nominated for re-election. In addition, a director will be elected for a term expiring in 2001 to fill the directorship currently held by Kenneth Aguado, whose term expires upon the election of his successor (or his re-election). Mr. Aguado has been nominated for re-election. Susan F.
Aguado's term expires in 1999.

        At the Annual Meeting, the individual receiving the highest number of votes will be elected as director. Unless otherwise directed, all proxies (unless revoked or suspended) will be voted for the nominee named above. If any of the nominees shall be unavailable for election or upon election should be unable to serve, the proxies will be voted for the election of such other person as shall be determined by the persons named in the proxy in accordance with their judgment. Except as disclosed herein, the Company is not aware of any reason why any of the nominees should become unavailable for election, or if elected, should be unable to serve as a director.

        Each of the nominees named herein has consented to be named in this Proxy Statement and has consented to serve as a director if elected; however, should any nominee named herein be unable or unwilling to accept nomination or election, the proxies will be voted for such other person as the Board of Directors may recommend. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR.

        IN THE EVENT OF THE APPROVAL OF PROPOSAL NO. 1 BY THE STOCKHOLDERS OF THE COMPANY AND THE CONSUMMATION OF THE STOCK ISSUANCE, MR. DAVIDSON AND MS. AGUADO HAVE AGREED, AS SOON AS PRACTICABLE FOLLOWING THE CLOSING DATE OF THE STOCK ISSUANCE, TO RESIGN THEIR POSITIONS AS DIRECTORS OF THE COMPANY. FOLLOWING SUCH RESIGNATIONS, THE BOARD OF DIRECTORS, AS PERMITTED UNDER THE COMPANY'S BYLAWS, WILL ELECT MR. J. GERALD COMBS, THE CHAIRMAN OF MORGAN KENT, AND A NOMINEE OF MR. COMBS TO FILL SUCH DIRECTOR POSITIONS.

SECURITY OWNERSHIP OF MANAGEMENT

        The following table sets forth, as of March 10, 1998, certain information concerning ownership of shares of Common Stock by each director of the Company and by all executive officers and directors of the Company as a group:

                                                                                        Percent of
      Name, Address                                Director     Number of Shares        Outstanding
and Principal Occupation                  Age       Since      Owned Beneficially     Common Stock(1)
--------------------------------------    ---      --------    ------------------     ---------------
Susan F. Aguado                            64        1996               1,641,435(2)            28.6%
235 Cleveland Drive
Croton, NY  10520
Retired

Kenneth I. Aguado                          39        1989                 875,717(3)            15.3%
1901 Avenue of the Stars
Suite 605
Los Angeles, California 90067
Chief Executive Officer of the Company

Martin Davidson                            56        1989                       0                0.0%
1505 Viewsite Terrace
Los Angeles, CA  90069
Producer, director and writer

All Executive Officers and                                              2,517,152               43.9%
Directors as a Group (3 persons)

-------------------

(1)     Based upon 5,735,547 shares of Common Stock outstanding at March 10,
        1998.
(2) Includes 1,641,435 shares beneficially owned by the Friedman Estate as to which Ms. Aguado is the named beneficiary. See "Principal Stockholders."
(3) Includes 770,717 shares beneficially owned by the Friedman Estate as to which Mr. Aguado is the named beneficiary. See "Principal Stockholders."

        Except as otherwise disclosed herein, the Company does not know of any arrangements, including any pledge of the Company's securities, the operation of which at a subsequent date may result in a change of control of the Company. See "Proposal No. 1 -- The Stock Issuance."

        KENNETH I. AGUADO has been a director of the Company since February 1989. Mr. Aguado became the Company's Chief Executive Officer in October 1996 following the death of Stephen Friedman. In July 1994, Mr. Aguado rejoined the Company as Vice-President of Creative Affairs, a position he held from 1981 until 1990. Between 1990 and 1994, Mr. Aguado headed production for Miller-Boyett Motion Pictures at Warner Brothers and was Vice-President of Production for Badham/Cohen Group at Universal Pictures. Mr. Aguado attended Tulane University, where he graduated with a degree in Psychology.
Mr. Aguado is the son of Susan F. Aguado.

        SUSAN F. AGUADO has been a director of the Company since October 1996. Since March 1992, Ms. Aguado has been retired. Between March 1989 and March 1992, Ms. Aguado was Creative Director for Hometown Films and from January 1983 to March 1989, Ms. Aguado was Vice President of East Coast Development for the Company. Ms. Aguado is graduate of New York University.
Ms. Aguado is the mother of Kenneth I. Aguado.

        MARTIN DAVIDSON has been a director of the Company since February 1989. He has been a producer, writer, and director of feature films since 1972. He produced the film "A Fan's Notes," wrote, produced and directed "The Lords of Flatbush," wrote and directed "Almost Summer' and "Eddie and the Cruisers," and directed "Hero at Large," "Long Gone," "Heart of Dixie," and "Hard Promises". Mr. Davidson was the head of the motion picture division of Ashley Famous Agency from 1960 to 1964. He attended Syracuse University from 1957 to 1958 and the American Academy of Dramatic Arts from 1959 to 1961.

MEETINGS OF THE BOARD OF DIRECTORS; COMMITTEES

        During the fiscal year ended April 30, 1997, the Board of Directors held no formal meetings, but took action by unanimous written consent six times. The Board currently does not have any standing committees.

SECTION 16 COMPLIANCE

        Under Section 16(a) of the Securities Exchange Act of 1934, the officers and directors of the Company and any shareholders beneficially owning more than 10% of the Common Stock ("Ten Percent Shareholders") are required to file with the Securities and Exchange Commission (the "Commission") and the Company reports of ownership and changes in ownership of Common Stock. Based solely on a review of the reports received by it, the Company believes that, during the year ended April 30, 1997, all of its officers, directors and Ten Percent Shareholders complied with all applicable filing requirements under Section 16(a) with the following exception: On July 10, 1997, the Friedman Estate filed a Report on Form 4 indicating that, on August 10, 1995, the Company extended the expiration date to August 10, 1997 of an option granted to Mr. Friedman to purchase 250,000 shares of Common Stock. The option had originally been a five-year option granted to Mr. Friedman on August 10, 1990.

EXECUTIVE COMPENSATION

        The following table sets forth the compensation for each of the last three fiscal years of the Company's Chief Executive Officers and up to four of the other most highly compensated individuals serving as executive officers at April 30, 1997 whose total salary and bonus exceeded $100,000 for the fiscal year ("Named Officers"). No other Named Officer of the Company received salary and bonus in excess of $100,000 in any of the last three fiscal years.

                                                                               Long Term
                                                  Annual Compensation        Compensation
                                Fiscal Year       -------------------        -------------
                                  Ending                                     Stock Options       All Other
Name and Position                April 30         Salary          Bonus        (Shares)        Compensation
-----------------               -----------       ------          -----      -------------     ------------

Stephen Friedman                    1997        $115,385              0              0                 0
   Chairman of the Board and        1996        $237,500(2)           0              0                 0
   Chief Executive Officer          1995         $60,000(2)           0              0                 0

Kenneth I. Aguado (1)               1997         $89,577         $3,596         83,125              $619(3)
   Chairman of the Board
   and Chief Executive Officer

----------------

(1) Kenneth I. Aguado became the Company's Chief Executive Officer on October 7, 1996 following the death of Stephen Friedman on October 4, 1996.
(2) Mr. Friedman voluntarily reduced his annual salary from $250,000 to $25,000 for a period during 1995-1996 to provide the Company with the resources necessary to repay various loans Mr. Friedman made to the Company.
(3) Represents contributions made by the Company on behalf of Mr. Aguado pursuant to the Company's SIMPLE IRA plan.

STOCK OPTIONS

        Shown below is information with respect to options granted to the Named Officers during the fiscal year ended April 30, 1997.

                                               % of Total Options
                            Number of         Granted to Employees    Exercise      Expiration
        Name             Options Granted       During Fiscal Year       Price          Date
------------------       ---------------      --------------------    --------      ----------
Kenneth I. Aguado (1)         83,125                  100%              $.56        10/14/2001

----------------------

(1) Options were granted on October 14, 1996 and vested one year from such date. Based upon the impact of the Company's extraordinary cash distribution in June 1997 of $.70 per share, the exercise price of these options was reduced to $.00 per share. On February 2, 1998, Mr. Aguado exercised such options to purchase 83,125 shares of Common Stock.

OPTION EXERCISES AND YEAR-END VALUES

        Shown below is information with respect to ownership by the Named Officers of options and option values as of April 30, 1997. No options were exercised by Mr. Friedman, the Friedman Estate or Mr. Aguado during the fiscal year ended April 30, 1997.

                                                                      Value of Unexercised
                                Number of Unexercised                 In-the-Money Options
                              Options at April 30, 1997              at April 30, 1997 (1)
                           ------------------------------       -------------------------------
        Name               Exercisable      Unexercisable       Exercisable       Unexercisable
---------------------      -----------      -------------       -----------       -------------
Stephen Friedman(2)            485,500                  0          $334,995                  NA
Kenneth I. Aguado(3)            16,875             83,125            $8,944             $31,588

------------------

(1) Based upon the difference between the closing stock price on April 30, 1997 ($.94) and the option exercise price.
(2) On June 9, 1997, the executor of the Friedman Estate exercised such options to purchase 485,500 shares of Common Stock.
(3) On June 6, 1997, Mr. Aguado exercised options to purchase 16,875 shares of Common Stock, and on February 2, 1998, Mr. Aguado exercised options to purchase 83,125 shares of Common Stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        In May 1997, the Company entered into an Assignment and Mutual Release Agreement with S.J.F. Productions Ltd. ("SJF LTD.") and Stephen J. Friedman Films, Inc. ("SJF INC.") (SJF Ltd. and SJF Inc. collectively, "SJF") with respect to SJF's rights to a motion picture entitled "Lovin' Molly" (the "FILM"). SJF Inc. is the general partner of SJF Ltd. The Friedman Estate is the sole shareholder of SJF Inc. and is a limited partner of SJF Ltd. The Film was encumbered by the claim of Leucadia National Corp. ("LNC") to be paid $600,000 by SJF from the Film's revenues pursuant to a loan agreement between SJF and LNC's predecessor-in-interest (the "AGREEMENT"), and by SJF's claim of copyright ownership in the Film. The Company acquired LNC's rights to the Film, including LNC's rights under the Agreement, in exchange for $75,000 and subsequently acquired SJF's rights to the Film in exchange for releasing SJF of its obligations under the Agreement.

VOTE REQUIRED

        Under Delaware law, directors are to be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Therefore, unless additional persons are nominated, abstentions and broker non-votes will not have an adverse effect on the election of Mr. Davidson and Mr. Aguado as directors.

                                PROPOSAL NO. 4 --
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

        Stonefield Josephson Accountancy Corporation has served as the Company's independent accountants since their appointment for fiscal year 1996. The Board of Directors has appointed Stonefield Josephson Accountancy Corporation as the Company's independent accountants for the fiscal year ending April 30, 1998. Representatives of Stonefield Josephson Accountancy Corporation are expected to be present at the meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

        All services provided to the Company by Stonefield Josephson Accountancy Corporation were approved by the Board of Directors which also considered the possible effect on the independence of Stonefield Josephson Accountancy Corporation by rendering such services.

        Audit services of Stonefield Josephson Accountancy Corporation for the Company's last fiscal year included the examination of the consolidated financial statements, services related to filings with the Securities and Exchange Commission, and the performance of limited reviews of the Company's quarterly unaudited financial information.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF STONEFIELD JOSEPHSON ACCOUNTANCY CORPORATION AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR ITS CURRENT FISCAL YEAR.

                             PRINCIPAL STOCKHOLDERS

        The following table sets forth, as of March 10, 1998, certain information with respect to all stockholders known by the Company to be the beneficial owners of more than 5% of its outstanding Common Stock:

                                                  Number of Shares            Percent of
                                                  of Common Stock            Outstanding
Name and Address of Beneficial Owner             Beneficially Owned        Common Stock (1)
------------------------------------             ------------------        ----------------
Estate of Stephen Friedman                                3,182,871(2)                55.5%
c/o William Immerman, Executor
1999 Avenue of the Stars
Suite 1250
Los Angeles, CA  90067

Susan F. Aguado                                           1,641,435(3)                28.6%
235 Cleveland Drive
Croton, NY  10520

Kenneth I. Aguado                                           875,717(4)                15.3%
1901 Avenue of the Stars
Suite 605
Los Angeles, CA  90067

Joan A. Shapiro                                             770,717(5)                13.4%
1550 N. Beverly Drive
Beverly Hills, CA  90210

-------------------

(1)     Based upon 5,735,547 shares of Common Stock outstanding at March 10,
        1998.
(2) Includes 100,000 shares owned by the Stephen J. Friedman Films, Inc. Employee Pension Plan of which Mr. Immerman is the trustee. Prior to the date of the Annual Meeting, the executor of the Friedman Estate may distribute the Friedman Estate's property to its beneficiaries in accordance with the terms of the will of Stephen J. Friedman. See footnotes 3, 4 and 5.
(3) Includes 1,641,435 shares beneficially owned by the Friedman Estate as to which Ms. Aguado is the named beneficiary.
(4) Includes 770,717 shares beneficially owned by the Friedman Estate as to which Mr. Aguado is the named beneficiary.
(5) Includes 770,717 shares beneficially owned by the Friedman Estate as to which Ms. Shapiro is the named beneficiary.

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

        The Company has selected Stonefield Josephson Accountancy Corporation as its independent public accountants for fiscal year 1998. Stonefield Josephson Accountancy Corporation which has acted as the Company's independent accountants since 1996, is not expected to have a representative present at the Annual Meeting.

                                  ANNUAL REPORT

        The Company will promptly furnish a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended April 30, 1997 (without exhibits) without charge to any beneficial owner of securities entitled to vote at the Annual Meeting who provides a written request to Kenneth I. Aguado, Chief

Executive Officer, Kings Road Entertainment, Inc., 1901 Avenue of the Stars, Suite 1545, Los Angeles, California 90067.

                             ADDITIONAL INFORMATION

        The Company is subject to the information requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the Commission. Such reports, proxy statements and other information concerning the Company may be inspected, and copies of such materials may be obtained at prescribed rates at the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's Regional Office in Los Angeles located at 5757 Wilshire Boulevard, Suite 500 East, Los Angeles, California 90036. Certain reports, proxy material and other information concerning the Company may also be obtained at the Commission's web site located at http://www.sec.gov.

                                  OTHER MATTERS

        It is not expected that any other matters will be brought before the Annual Meeting. However, if any other matters are presented, it is the intention of the persons named in the proxy to vote the proxy in accordance with their best judgment


                       By Order of the Board of Directors



                       By: /s/ Kenneth I. Aguado
                           -----------------------------------------------------
                           Kenneth I. Aguado
                           Chief Executive Officer and Chairman of the Board


ALL STOCKHOLDERS ARE URGED TO MARK, SIGN AND SEND IN THEIR PROXIES WITHOUT DELAY TO THE COMPANY'S TRANSFER AGENT, U.S. STOCK TRANSFER COMPANY. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                                                                     EXHIBIT A


                            STOCK PURCHASE AGREEMENT


                 STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of December 11, 1997, by and between Kings Road Entertainment, Inc., a Delaware corporation (the "Company") and Morgan Kent Group, Inc., a Delaware corporation ("Buyer").

                 WHEREAS, the Company and Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) under the Securities Act of 1933, as amended (the "1933 Act");

                 WHEREAS, the Company is authorized to issue up to 12 million shares of common stock, par value $.01 per share (the "Common Stock");

                 WHEREAS, Buyer desires to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement, an aggregate of 6,374,007 shares of Common Stock (the "Stock"), for an aggregate purchase price as set forth herein;

                 WHEREAS, the Board of Directors of the Company has determined that it is advisable and for the benefit and in the best interests of the Company and its stockholders that Buyer purchase a controlling interest in the Company by means of the purchase of the Stock (the "Stock Purchase"), on the terms and conditions hereinafter set forth; and

                 WHEREAS, the Board of Directors of the Company approved this Agreement, the Stock Purchase and the other transactions contemplated hereby.

                 NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the Company and Buyer hereby agree as follows:


                                   ARTICLE 1

                           PURCHASE AND SALE OF STOCK

                 SECTION 1.1 Purchase of Stock. The Company shall issue and sell to Buyer and Buyer agrees to purchase from the Company the Stock at a purchase price of $2,967,738 (the "Purchase Price"). The issuance, sale and purchase of the Stock shall take place at the closing (the "Closing"). Subject to the satisfaction (or waiver) of the conditions thereto set forth in Sections 5 and 6 below, at the Closing the Company shall issue and sell to Buyer and Buyer shall purchase from the Company the Stock for the Purchase Price.

                 SECTION 1.2 Form of Payment. On the Closing Date (as defined below), (i) Buyer shall pay the Purchase Price for the Stock to be issued and sold to it at the Closing by wire transfer of immediately available funds to the Company, in accordance with the Company's written wiring instructions, against delivery of a duly executed certificate(s) representing the number of shares of Stock which Buyer is purchasing, and (ii) the Company shall deliver such certificate(s) against delivery of payment of such Purchase Price.

                 SECTION 1.3 Closing. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Sections 5 and 6 below, the date and time of the issuance and sale of the Stock pursuant to this Agreement (the "Closing Date") shall be 10:00 a.m. Eastern Standard Time on December 31, 1997 or such other mutually agreed upon time. The Closing shall occur on the Closing Date at the offices of Werbel & Carnelutti, 711 Fifth Avenue, New York, New York 10022.

                 SECTION 1.4 Legends. The Stock shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Stock):

                 "The Stock represented by this certificate has not been registered under the Securities Act of 1933, as amended. The Stock has been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for the Stock under said Act, or an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, that registration is not required under said Act or unless sold pursuant to Rule 144 under said Act."

                 The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any shares of Stock upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Stock is registered for sale under an effective registration statement filed under the 1933 Act or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, to the effect that a public sale or transfer of such Stock may be made without registration under the 1933 Act and such Stock is so sold or transferred or (c) such holder provides the Company with reasonable assurances that such Stock can be sold pursuant to Rule 144 under the 1933 Act (or a successor rule thereto) without any restriction as to the number of shares of Stock acquired as of a particular date that can then be immediately sold. Buyer agrees to sell all shares of Stock, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.


                                   ARTICLE 2

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                 The Company represents and warrants to Buyer that:

                 SECTION 2.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with the power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, used, operated and conducted. The Company has no Subsidiaries. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary. "Subsidiaries" means any corporation or other business entity, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

                 SECTION 2.2 Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and to issue the Stock in accordance with the terms hereof, (ii) the execution and delivery of the Agreement by the Company and the consummation by it of the transactions contemplated hereby (including without limitation the issuance of the Stock) have been duly authorized by the Company's Board of Directors and the Majority Stockholder and no further consent or authorization by the Company, its Board of Directors or its shareholders is required, (iii) this Agreement has been duly executed and delivered by the Company, and (iv) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

                 SECTION 2.3 Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 12 million shares of Common Stock of which 5,652,422 are issued and outstanding and 83,125 shares are reserved for issuance pursuant to the Company's stock option plans and (ii) 1,988,618 shares of Convertible Preferred Stock, par value $1.00 per share, consisting of 1,755,000 shares of Series A Convertible Preferred Stock and 233,618 shares of Series B Convertible Preferred Stock, of which no shares are issued and outstanding. Other than options to purchase 83,125 shares of Common Stock, there are no securities exercisable for, or convertible into or exchangeable for, shares of Common Stock. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed on Schedule 2.3, as of the effective date of this Agreement, (i) there are no outstanding options, warrants, rights, scrip rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, and (ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the 1933 Act, and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Stock. The Company has furnished to Buyer true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof (the "Certificate of Incorporation"), the Company's By-laws, as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto.

                 SECTION 2.4 Issuance of Shares. The Stock is duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof and shall not be subject to preemptive rights, or other similar rights of stockholders of the Company.

                 SECTION 2.5 No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company is a party, or result in a violation of any material law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any material property or asset of the Company is bound or affected. The Company is not in violation of its Certificate of Incorporation, By-laws or other organizational documents and is not in default (and no event has occurred which with notice or lapse of time or both could put the Company in default) under, nor has the Company taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company is a party or by which any material property or assets of the Company is bound or affected. The business of the Company is not being conducted in violation of any material law, ordinance or regulation of any governmental entity. Except as disclosed on Schedule 2.5 hereto, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof. Except as disclosed on Schedule 2.5, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company is not in violation of the listing requirements of the Nasdaq SmallCap Market ("Nasdaq") and, except as set forth in Schedule 2.5, has received no notice regarding the delisting or potential delisting of the Common Stock by Nasdaq.

                 SECTION 2.6 Reports; Financial Statements. Since May 1, 1995, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with (i) the Securities and Exchange Commission ("SEC") pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to as the "SEC Documents") and (ii) any other applicable state securities authorities. The Company has delivered to Buyer true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents, including all SEC Documents filed after the date of this Agreement and prior to the Closing Date, were or will be prepared in all material respects in accordance with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were or will be filed with the SEC, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been or will be prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present or will present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to April 30, 1997, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

                 SECTION 2.7 Taxes. Except for such matters as are disclosed on Schedule 2.7, the Company has timely filed or will timely file all returns and reports required to be filed by it with any taxing authority with respect to Taxes for any period ending on or before the Closing Date, taking into account any extension of time to file granted to or obtained on behalf of the Company, (a) all Taxes shown to be payable on such returns or reports that are due prior to the Closing Date have been paid or will be paid when due, (b) as of the date hereof and as of the Closing Date, no deficiency for any material amount of Tax has been asserted in an oral or written notice to the Company or assessed by a taxing authority against the Company, (c) all liability for Taxes of the Company that are or will become due or payable with respect to periods covered by the financial statements referred to in Section
2.6 hereof have been paid or adequately reserved for on such financial statements, and (d) to the Company's knowledge, no Tax return or reports of the Company are under examination. "Tax" or "Taxes" means any and all taxes, charges, fees and levies, payable to any federal, state, local or foreign taxing authority or agency, including, without limitation, i) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer and gains taxes, ii) customs duties, imposts, charges, levies or other similar assessments of any kind, and iii) interest, penalties and additions to tax imposed with respect thereto.

                 SECTION 2.8 Board Recommendation and Consent of Majority Stockholder. The Board of Directors of the Company, at a meeting duly called and held, has by requisite vote under applicable laws (i) determined that this Agreement and the transactions contemplated hereby, including the Stock Purchase, and the transactions contemplated thereby, taken together, are fair to and in the best interests of the stockholders of the Company and (ii) resolved to recommend that the holders of the shares of Common Stock approve this Agreement and the transactions contemplated herein, including the Stock Purchase. The Company has received the irrevocable consent of the Majority Stockholder to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                 SECTION 2.9 Books and Records. The books of account and other financial records of the Company are in all material respect complete and correct, are maintained in accordance with good business practices and all Laws applicable to the Company, and are accurately reflected in the consolidated financial statements of the Company contained in the SEC Reports. The minute books of the Company contain accurate records of all meetings, and accurately reflect all other corporate action of the shareholders and directors of the Company. "Laws" shall mean all applicable federal, state, local or foreign laws, regulations or orders or any other requirements of any governmental, regulatory or administrative agency or authority or court or other tribunal.

                 SECTION 2.10 Absence of Certain Changes. Since April 30, 1997, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations or prospects of the Company or change by the Company in its accounting methods, principles or practices.

                 SECTION 2.11 Contracts. Listed on Schedule 2.11 hereto are all contracts and agreements of the Company which require or could result in the payment by or to the Company of more than $25,000 annually (the "Contracts"), whether oral (in which case a summary thereof should be provided) or written, in either case including, but not limited to, employment contracts, leases and management agreements. The Company has provided Buyer with a true and complete copy of each Contract. Each of the Contracts constitutes the valid and binding obligation of the Company and, to the Company's knowledge, the other party thereto, and is in full force and effect. The Company has performed and fulfilled all of its obligations under each of such Contracts required to be performed as of the date hereof, is not in default or material breach thereunder, and, to the knowledge of the Company, no other party is in default or material breach thereunder.

                 SECTION 2.12 Absence of Litigation. Except as disclosed in Schedule 2.12, there is no action, suit, claim, proceeding, inquiry or investigation at law or in equity (including actions or proceeding seeking injunctive relief) pending before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company.

                 SECTION 2.13 No Materially Adverse Contracts. The Company is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or can reasonably be expected in the future to have a material adverse effect on the operations, assets, financial condition or prospects of the Company. The Company is not a party to any contract or agreement which in the judgment of the Company's officers has or can reasonably be expected to have a material adverse effect on the operations, assets, financial condition or prospects of the Company.

                 SECTION 2.14     Certain Transactions.  Except as set forth on
Schedule 2.14 and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed on Schedule 2.3, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors) including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                 SECTION 2.15 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Stock to Buyer. The issuance of the Stock to Buyer will not be integrated with any other issuance of the Company's securities (past, current or, to the extent under the control of the Company's stockholders and directors as of the date hereof, future) which requires stockholder approval under the rules of The Nasdaq Stock Market, Inc.

                 SECTION 2.16 No Brokers. The Company has taken no action which would give rise to any reasonable claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby whose commissions and fees will be paid for by the Company.

                 SECTION 2.17 Permits, Compliance. The Company is in possession of all material franchises, grants, authorizations, licenses, permits, casements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. The Company is not in conflict with, or in default or violation of, any of the Company Permits. During the period commencing on April 30, 1997 and ending on the date hereof, the Company has received no notification with respect to possible conflicts, defaults or violations of applicable laws.

                 SECTION 2.18 Disclosure. To the Company's knowledge, all information relating to or concerning the Company set forth in this Agreement is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein, in light of the circumstances under which they were made, not misleading. To the Company's knowledge, no event or circumstance has occurred or exists with respect to the Company or its business, properties, prospects, operations or financial conditions, which under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

                 SECTION 2.19 Intellectual Property. To the Company's knowledge, the Company possesses all intellectual property rights necessary to conduct the business of the Company as it is being conducted on the date hereof, except to the extent that the failure to possess such intellectual property rights would not have a material adverse effect on the operations, assets, financial condition or prospects of the Company. To the Company's knowledge, the Company is not infringing upon, and has not been charged with the infringement or violation of, the intellectual property rights of any other party, except as disclosed on Schedule 2.12 and for matters not material to the Company.


                                   ARTICLE 3

                     BUYER'S REPRESENTATIONS AND WARRANTIES

                 Buyer represents and warrants to the Company that:

                 SECTION 3.1 Investment Purpose. As of the date hereof, Buyer is purchasing the Stock for its own account for investment only and not with a present view toward the public sale or distribution thereof, except pursuant to sales registered under the 1933 Act or exempt from the registration requirements thereof.

                 SECTION 3.2 Information. Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Stock which have been requested by Buyer or its advisors. Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received what Buyer believes to be satisfactory answers to any such inquiries. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer's right to rely on the Company's representations and warranties contained in Section 2 above. Buyer understands that its investment in the Stock involves a significant degree of risk.

                 SECTION 3.3 Governmental Review. Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Stock.

                 SECTION 3.4      Transfer or Resale.  Buyer understands that
(i) the Stock has not been and is not being registered under the 1933 Act or any applicable state securities laws, and may not be transferred unless (a) subsequently included in an effective registration statement thereunder or (b) Buyer shall have delivered to the Company an opinion of counsel (which opinion shall be reasonably acceptable to the Company) to the effect that the Stock to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (c) sold pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule), (ii) any sale of such Stock made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Stock under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Stock under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing or anything else contained herein to the contrary, and in conformity with all Laws, the Stock may be pledged as collateral in connection with a bona fide margin account or any other lending arrangement.

                 SECTION 3.5 Organization and Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with the power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, used, operated and conducted. Schedule 3.5 sets forth a list of all of the Subsidiaries of Buyer and the jurisdiction in which each is incorporated. Buyer and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary.

                 SECTION 3.6 Authorization; Enforcement. (i) Buyer has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby, (ii) the execution and delivery of the Agreement by Buyer and the consummation by it of the transactions contemplated hereby have been duly authorized by Buyer's Board of Directors and no further consent or authorization by Buyer, its Board of Directors or its shareholders is required, (iii) this Agreement has been duly executed and delivered by Buyer, and (iv) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

                 SECTION 3.7 No Conflicts. The execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby will not (i) conflict with or result in a violation of any provision of the Buyer's Certificate of Incorporation or By-laws in each case as in effect on the date hereof or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Buyer is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to Buyer or by which any property or asset of Buyer is bound or affected, where such conflict, violation, breach or default would have a material adverse effect on the operations, assets, financial condition or prospects of Buyer. Buyer is not in violation of its Certificate of Incorporation, By-laws or other organizational documents and is not in default (and no event has occurred which with notice or lapse of time or both could put Buyer in default) under, nor has Buyer taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Buyer is a party or by which any material property or assets of Buyer is bound or affected where such violation, default, action or failure to take action would have a material adverse effect on the operations, assets, financial condition or prospects of Buyer. The business of Buyer is not being conducted in violation of any law, ordinance or regulation of any governmental entity where such violation would have a material adverse effect on the operations, assets, financial condition or prospects of Buyer. Except as specifically contemplated by this Agreement and not required under the 1933 Act and any applicable state securities laws, Buyer is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof. Except as disclosed on Schedule 3.7, all consents, authorizations, orders, filings and registrations which Buyer is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. Buyer is unaware of any facts or circumstances which might give rise to any of the foregoing.

                 SECTION 3.8 Disclosure. To Buyer's knowledge, all information relating to or concerning Buyer set forth in this Agreement is true and correct in all material respects and Buyer has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. To Buyer's knowledge, no event or circumstance has occurred or exists with respect to Buyer or its business, properties, prospects, operations or financial conditions, which under applicable law, rule or regulation, requires public disclosure or announcement by Buyer but which has not been so publicly announced or disclosed.


                                   ARTICLE 4

                                   COVENANTS

                 SECTION 4.1 Affirmative Covenants of the Company. (a) The Company hereby covenants and agrees that, during the period commencing on the date hereof and continuing until the Closing Date unless otherwise expressly contemplated by this Agreement or consented to in writing by the other party, it will:

                                    (i)    operate its business only in the
usual and ordinary course consistent with past practices (except that the Company may make the Pre-Closing Distribution (as defined in Section 4.6 below) and may take any reasonable and lawful action outside the usual and ordinary course in connection with making the collections contemplated in clauses (B)(i) and (B)(ii) of such definition of Pre- Closing Distribution);

                                   (ii)    preserve substantially intact its
business organizations, maintain its rights and franchises, and otherwise operate its business in a manner that materially breaches no Contract;

                                  (iii)    maintain and keep its business
relationships intact and unimpaired, and its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted;

                                   (iv)    promptly advise the other party of
the commencement of, or threat of (to the extent that such threat comes to its knowledge), any claim, action, suit, proceeding or investigation against, relating to or involving it or any of its directors, officers, employees, agents or consultants in connection with its business or the transactions contemplated hereby;

                                    (v)    provide Buyer with unaudited
quarterly consolidated balance sheets and income statements and unaudited quarterly statements of cash position for each fiscal quarter following the date of this Agreement as soon as practicable following the end of each such fiscal quarter; and

                                   (vi)    promptly provide the other party
with copies of any and all reports or documents filed with the SEC.

                          (b)     The Company will cause its transfer agent to
make stock transfer records relating to, and stockholder lists of, the Company available to the extent reasonably necessary to effectuate the intent of this Agreement.

                 SECTION 4.2      Information Statement.    (a)     The Company
shall use its best efforts to file with the SEC, within ten business days after the date of this Agreement, an Information Statement (together with any amendment thereof or supplement thereto, the "Information Statement") prepared and filed with the SEC in accordance with the requirements of the 1934 Act and promptly take all action required by Delaware Law, the Nasdaq Stock Market, Inc. and its Certificate of Incorporation and By-Laws to consummate this Agreement and the transactions contemplated hereby. The Company shall give Buyer the opportunity to comment on the Information Statement prior to its filing with the SEC and delivery to the Company's stockholders, as applicable. As soon as practicable following clearance with the SEC, the Company shall mail the Information Statement to its stockholders.

                          (b)     The information supplied by the Company for
inclusion in the Information Statement (except to the extent such information was provided to the Company by Buyer) shall not, at the time the Information Statement is delivered to the Company's stockholders, or at the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by Buyer for inclusion in the Information Statement (as defined below) (except to the extent such information was provided to Buyer by the Company) shall not, at the time the Information Statement is delivered to the Company's stockholders, or at the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder and the 1934 Act and the rules and regulations thereunder.

                 SECTION 4.3 Appropriate Action; Consents; Filings. (a) Each of the Company and Buyer shall use its best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate, satisfy the conditions to, and make effective the transactions contemplated by this Agreement, (ii) obtain from any governmental or regulatory authorities or other persons any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by the Company and Buyer, as applicable, in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the Stock Purchase (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Stock Purchase required under (A) the 1933 Act and the 1934 Act and the rules and regulations thereunder, and any other applicable federal or state securities laws, and (B) any other applicable Law. The Company and Buyer, as applicable, shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Information Statement) in connection with the transactions contemplated by this Agreement.

                          (b)     Each of the Company and Buyer, as applicable,
agrees to contest and resist any action, including administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Order") that is in effect and that restricts, prevents or prohibits the consummation of the Stock Purchase or any other transactions contemplated by this Agreement, including, without limitation, by pursuing all available avenues of administrative and judicial appeal; provided, however, that in no event shall the Company or Buyer take, or be required to take, any action that would have a material adverse effect on the operations, assets, financial condition or prospects of the Company or Buyer, as the case may be.

                          (c)     Each of the Company and Buyer, as applicable,
shall give any notices to third parties, and use its best efforts to obtain any third party consents (i) necessary, proper or advisable to consummate the transactions contemplated in this Agreement, (ii) disclosed or required to be disclosed on the Schedules hereto, (iii) otherwise required under any contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated herein or (iv) required to prevent a material adverse effect on the operations, assets, financial condition or prospects of the Company or Buyer, as the case may be, from occurring prior to or after the Closing Date.

                          (d)     In the event that either the Company or
Buyer, as applicable, shall fail to obtain any third party consent described in subsection (c) above, such party shall use its best efforts, and shall take any such actions reasonably requested by the other party hereto, to minimize any adverse effect upon the parties hereto, their respective Subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result, after the Closing Date, from the failure to obtain such consent.

                 SECTION 4.4 Public Announcements. The Company and Buyer shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Stock Purchase and the transactions contemplated thereby and shall not issue any such press release or make any such public statement prior to such consultation; provided, however, that no such disclosure shall be required if applicable Law, stock exchange requirements or the requirements of the NASD do not permit such prior consultation or impose timing obligations that would render such consultation impracticable.

                 SECTION 4.5 Nasdaq Listing. The Company shall use its best efforts to cause the shares of Common Stock to be issued in connection with the Stock Purchase to be approved for quotation on the Nasdaq SmallCap Market prior to the Closing Date or as soon as practicable thereafter.

                 SECTION 4.6 Negative Covenants of the Company. Except as expressly contemplated by this Agreement or otherwise consented to in writing by Buyer (which consent shall not be unreasonably withheld), from the date of this Agreement until the Closing Date, the Company will not do any of the following:

                          (a)     (i)      increase the compensation payable to
or to become payable to any director, officer or employee; (ii) grant any severance or termination pay (other than pursuant to its normal severance policy as in effect on the date of this Agreement) to, or enter into any employment or severance agreement with, any director, officer or employee other than employment agreements entered into with the consent of Buyer, which consent shall not be unreasonably withheld; or (iii) establish, adopt, enter into or amend any employee benefit plan or arrangement except as may be required by applicable Law;

                          (b)     declare or pay any dividend on, or make any
other distribution (however characterized) in respect of, outstanding shares of its capital stock, except for the Pre-Closing Distribution (as defined below) to be paid on a pro-rata basis to shareholders of the Company (other than Buyer) subsequent to the date of this Agreement but prior to the Closing Date;

                          (c)     (i)      redeem, purchase or otherwise
acquire any shares of its capital stock or equity interest or any securities or obligations convertible into or exchangeable for any shares of its capital stock or equity interest or any options, warrants or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations (except in connection with the exercise of outstanding stock options or stock purchase warrants referred to herein, in accordance with their terms or, in connection with the conversion of convertible debentures, in accordance with their terms); (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

                          (d)     (i)      issue, deliver, award, grant or
sell, or authorize or propose the issuance, delivery, award, grant or sale (including the grant of any security interests, liens, claims, pledges, limitations in voting rights, charges or other encumbrances) of, any shares of any class of its capital stock or other securities (including shares held in treasury), any securities convertible into or exercisable or exchangeable for any such shares, or any rights, warrants or options to acquire, any such shares (except for the issuance of shares upon the exercise of outstanding stock options, stock purchase warrants or the conversion of outstanding convertible debentures, in accordance with their terms); (ii) amend or otherwise modify the terms of any such rights, warrants or options the effect of which shall be to make such terms more favorable to the holders thereof; or (iii) take any action to accelerate the vesting of any of the stock options;

                          (e)     acquire or agree to acquire, by merging or
consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division (other than a wholly-owned subsidiary) thereof, or otherwise acquire or agree to acquire any assets of any other person;

                          (f)     sell, lease, exchange, mortgage, pledge,
transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its assets outside of the ordinary course of business;

                          (g)     propose or adopt any amendments to its
Certificate of Incorporation or By-Laws;

                          (h)     (i)      change any of its methods of
accounting in effect, or (ii) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes (except where the amount of such settlements or controversies, individually or in the aggregate, does not exceed $10,000), or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ended April 30, 1997, except as may be required by Law or generally accepted accounting principles;

                          (i)     incur any obligation for borrowed money or
purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument, of $25,000 or more;

                          (j)     enter into any material arrangement,
agreement or contract with any third party which requires the payment of the Company of in excess of $25,000;

                          (k)     amend any of the material terms or provisions
of its capital stock; and

                          (l)     discuss or enter into negotiations with any
entity (other than Buyer), or agree in writing or otherwise, to do any of the foregoing.

                 The "Pre-Closing Distribution" shall consist of (A) an aggregate of $2,492,922, the value of the Company's cash and marketable securities as of August 31, 1997, (B) plus, to the extent collected prior to the Closing, (i) an amount estimated to be approximately $187,000 owed to the Company by World Icon Distribution Enterprises C.V. and (ii) an amount estimated to be approximately $44,000 owed to the Company in connection with the sale of certain foreign licenses by Moonstone Entertainment, Inc., an agent of the Company, (C) less the aggregate amount of the costs associated with the preparation of the proxy statement and solicitation of stockholders to be effected in connection with the transactions contemplated hereby and the Company's legal fees and other expenses incurred in connection with the negotiation and consummation of the Stock Purchase.

                 SECTION 4.7 Access and Information. Between the date of this Agreement and the Closing Date or earlier termination of this Agreement, the Company shall (i) afford Buyer and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "Representatives") reasonable access upon reasonable prior notice to its officers, employees, agents, properties, offices and other facilities and to the books and records thereof and (ii) furnish promptly to Buyer and its Representatives such information in its possession or control concerning its business, properties, contracts, records and personnel (including, without limitation, financial, operating and other data and information) as may reasonably be requested, from time to time, by Buyer. All of such data and information shall be subject to the terms and conditions of the confidentiality agreement each party signed for the benefit of the other party dated March 18, 1997 (the "Confidentiality Agreement").

                 SECTION 4.8 Confidentiality. The parties will comply with all of their respective obligations under the Confidentiality Agreement.

                 SECTION 4.9 Restrictions on Transfers by the Majority Stockholder. The Company shall obtain from the Majority Stockholder an executed agreement in form and substance satisfactory to Buyer that, except to the extent permitted in accordance with the volume limitations of Rule 144 of the 1933 Act, for a period of one year from the date hereof, the Majority Stockholder shall not directly or indirectly offer to sell, grant any option for the sale of, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of any legal or beneficial interest in any shares of Common Stock, any securities convertible into or exercisable or exchangeable for shares of Common Stock, or any warrants, options or other rights to purchase, subscribe for, or otherwise acquire any shares of Common Stock (including, without limitation, any such shares, securities or rights that may be deemed to be beneficially owned by the Majority Stockholder in accordance with the Rules and Regulations of the SEC promulgated under the 1933 Act).

                 SECTION 4.10 Irrevocable Proxy of the Majority Stockholder. The Company shall obtain the irrevocable proxy of the Majority Stockholder appointing Buyer its attorney-in-fact with power and authority to vote the shares of Common Stock owned by it in favor of execution of this Agreement and the performance by the Company of the transactions contemplated hereby.

                 SECTION 4.11 Board of Directors. As soon as practicable following the Closing Date, the members of the Company's Board of Directors on the date hereof, other than Mr. Kenneth I. Aguado, shall resign, and Buyer (on its own behalf and as attorney-in-fact of the Majority Stockholder) shall elect Mr. Gerald Combs and a nominee of Mr. Gerald Combs, and shall re-elect Mr. Aguado, to serve on the Company's Board of Directors.


                                   ARTICLE 5

                 CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL

                 The obligation of the Company hereunder to issue and sell the Stock to Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

                 SECTION 5.1 Representations and Warranties. The representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date and the Buyer shall have delivered to Company a certificate to that effect.

                 SECTION 5.2 Agreements and Covenants. The Buyer shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it in all material respects prior to the Closing Date and the Buyer shall have delivered to the Company a certificate to that effect.

                 SECTION 5.3 Consents and Approvals. All material consents, approvals and authorizations legally required to be obtained to consummate the Stock Purchase shall have been obtained from all required governmental or regulatory authorities and any other third party.

                 SECTION 5.4 Opinion of the Buyer's Counsel. The Company shall have received an opinion, dated the Closing Date, of Werbel and Carnelutti, counsel to the Buyer, in form and substance reasonably satisfactory to the Company substantially in the form set forth as Exhibit 5.4.

                 SECTION 5.5 No Order. No governmental entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Stock Purchase illegal or otherwise prohibiting consummation of the Stock Purchase.

                 SECTION 5.6 Information Statement. Buyer shall have furnished to the Company all information relating to it required by law to be included in the Information Statement.


                                   ARTICLE 6

                  CONDITIONS TO BUYER'S OBLIGATION TO PURCHASE

                 The obligation of Buyer hereunder to purchase the Stock at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for Buyer's sole benefit and may be waived by Buyer at any time in its sole discretion:

                 SECTION 6.1 Delivery of the Information Statement. The definitive Information Statement shall have been prepared and filed with the SEC and mailed to the Company's stockholders in accordance with the applicable rules and regulations of the SEC. All necessary state securities and blue sky permits, approvals and exemption orders required in connection with the transactions contemplated by this Agreement, if any, shall have been obtained.

                 SECTION 6.2 Employment Agreement. The Company shall have entered into an employment agreement with Kenneth I. Aguado, substantially in the form of Exhibit 6.2 hereto.

                 SECTION 6.3 Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date and the Company shall have delivered to Buyer a certificate to that effect.

                 SECTION 6.4 Agreements and Covenants. The Company shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it in all material respects prior to the Closing Date and the Company shall have delivered to Buyer a certificate to that effect.

                 SECTION 6.5 Consents and Approvals. All material consents, approvals and authorizations legally required to be obtained to consummate the Stock Purchase shall have been obtained from all required governmental or regulatory authorities and any other third party.

                 SECTION 6.6 Opinion of the Company's Counsel. Buyer shall have received an opinion, dated the Closing Date, of Guth Rothman & Christopher LLP, counsel to the Company, in form and substance reasonably satisfactory to Buyer substantially in the form set forth as Exhibit 6.6.

                 SECTION 6.7 No Material Adverse Effect. Since April 30, 1997, there shall have been no event, change or effect that, individually or when taken together with all other such events, changes or effects, would be materially adverse to the condition (financial or otherwise), prospects, properties, assets, business or operations of the Company, taken as a whole, at the time of such event, change or effect; provided, however, that for purposes of this Agreement, any change occurring between the date of this Agreement and the Closing Date in the amount of cash held by the Company as a direct result of payment of expenses relating to the Stock Purchase (including the Pre-Closing Distribution) shall not be deemed a material adverse effect, nor shall there have occurred prior to the Closing Date any change, occurrence or circumstance in the business, results of operations or financial condition of the Company likely to have, individually or in the aggregate, a material adverse effect.

                 SECTION 6.8 Certificates. In addition to the certificates referred to in Sections 6.3 and 6.4 hereof, Buyer shall have received such certificates from officers and representatives of the Company as it shall have reasonably requested.

                 SECTION 6.9 No Order. No governmental entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Stock Purchase illegal or otherwise prohibiting consummation of the Stock Purchase.


                                   ARTICLE 7

                                INDEMNIFICATION

                 SECTION 7.1 Indemnity by the Company. Until one year from the date hereof and to the extent set forth in Section 7.3 hereof, the Company agrees to indemnify and hold harmless Buyer and its successors and assigns and its and their respective officers, directors, controlling persons (if any), employees, attorneys, agents, affiliates, partners and stockholders, in each case past, present, or as they may exist at any time after the date of this Agreement (including Buyer, the "Buyer Indemnitees") against and in respect of any and all claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, damages, settlements, liabilities, losses, costs and legal and other expenses (collectively, "Losses") arising out of or based upon (i) any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement or in any other agreement executed and delivered by the Company hereunder or in connection herewith that remains uncured for a period of ten days following the delivery by a Buyer Indemnitee of written notice thereof to the Company and
(ii) any action by any stockholder of the Company relating to the Stock Purchase and the transactions contemplated hereby and thereby which, in either case, results in Losses to Buyer in excess of $75,000.

                 SECTION 7.2 Defense of Claims. Any Buyer Indemnitee (the "Indemnified Party") seeking indemnification under this Agreement shall give to the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder promptly upon learning of the existence of such claim and in no event later than one year from the date of this Agreement. Upon receipt by the Indemnitor of a Claim Notice from an Indemnified Party with respect to any claim of a third party, such Indemnitor may assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party and, in such event, shall agree to pay and otherwise discharge with the Indemnitor's own assets all judgments, deficiencies, damages, settlements, liabilities, losses, costs and legal and other expenses related thereto; and the Indemnified Party shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. If the Indemnitor does not assume the defense thereof, the Indemnitor shall similarly cooperate with the Indemnified Party in such defense or prosecution. The Indemnified Party shall have the right to participate in the defense or prosecution of any lawsuit with respect to which the Indemnitor has assumed the defense and to employ its own counsel therein, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the Indemnitor shall not have promptly employed counsel reasonably satisfactory to such Indemnified Party to take charge of the defense of such action or (ii) such Indemnified Party shall have reasonably concluded that there exists a significant conflict of interest with respect to the conduct of such Indemnified Party's defense by the Indemnitor, in either of which events such fees and expenses shall be borne by the Indemnitor and the Indemnitor shall not have the right to direct the defense of any such action on behalf of the Indemnified Party. The Indemnitor shall not have the right to settle any claim solely for monetary damages for which indemnification has been sought and is available hereunder without the prior written consent of the Indemnified Party. The Indemnified Party shall give written notice to the Indemnitor of any proposed settlement of any suit, which settlement the Indemnitor may, if it shall have assumed the defense of the suit, reject in its reasonable judgment within 10 days of receipt of such notice. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any suit for which indemnification has been sought and is available hereunder; provided, that, if the defense of such claim shall have been assumed by the Indemnitor, the Indemnified Party shall automatically be deemed to have waived any right to indemnification hereunder.

                 SECTION 7.3 Indemnification Amount. In the event that Buyer has suffered Losses under Section 7.1, the Company shall issue to Buyer a number of additional shares of Common Stock equal to (A) the amount of Losses suffered by Buyer in excess of $75,000, (B) divided by $.4656.

                 SECTION 7.4 Composition of Board of Directors in Connection with Indemnification. In connection with any matter for which indemnification is sought or any proceeding for indemnification brought by a Buyer Indemnitee, the actions of the Company shall be controlled by those members of the Company's Board of Directors who were members of the Company's Board of Directors on the date of this Agreement and not by the entire Board of Directors on such date.

                                   ARTICLE 8

                       TERMINATION, AMENDMENT AND WAIVER

                 SECTION 8.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

                          (a)     by mutual written consent of the Company and
Buyer;

                          (b)     by Buyer, if any representation or warranty
made by the Company in this Agreement shall not have been true when made or the failure of the Company to satisfy its obligations under Articles 1 and 4 hereof, where such breach or failure results in Losses to Buyer in excess of $75,000 and which breach or failure has not been cured within ten days from the date written notice thereof is delivered to the breaching party by the other party;

                          (c)     by the Company, if any representation or
warranty made by Buyer in this Agreement shall not have been true when made and or the failure of Buyer to satisfy its obligations under Articles 1 and 4 hereof, which breach or failure has not been cured within ten days from the date written notice thereof is delivered to the breaching party by the other party;

                          (d)     by the Company or Buyer, if there shall be
any Order which is final and nonappealable preventing the consummation of the Stock Purchase, except if the party relying on such Order has not complied with its obligations under Article 4 hereof;

                          (e)     by the Company or Buyer, if the Closing Date
shall not have occurred before December 31, 1997; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(e) shall not be available to any party whose (or whose affiliates(s)) breach of any representation or warranty or failure to perform or comply with any obligation under this Agreement has been the proximate cause of, or proximately resulted in, the failure of the Closing Date to occur on or before such date; or

                          (f)     by the Company or Buyer at any time prior to
the Closing Date if (i) in the case of termination by Buyer, any of the conditions specified in Article 6 shall not have been met or waived prior to such time as such condition can no longer be satisfied or (ii) in the case of termination by the Company, any of the conditions specified in Article 5 shall not have been met or waived prior to such time as such condition can no longer be satisfied.

                 The right of any party hereto to terminate this Agreement pursuant to this Section 8.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

                 SECTION 8.2 Effect of Termination. Subject to the provisions of Section 9.1, in the event of the termination of this Agreement pursuant to Section 8.1, the parties to this Agreement shall have no rights and obligations hereunder; provided, however, that all rights and obligations pursuant to Sections 4.7, 4.8 and 8.5 hereof shall survive termination of this Agreement.

                 SECTION 8.3 Amendment. To the extent permitted by applicable law, this Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Closing Date. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                 SECTION 8.4 Waiver. At any time prior to the Closing Date, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby and no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission on exercise or other indulgence.

                 SECTION 8.5 Fees, Expenses and Other Payments. (a) Except as provided in Section 8.5(c), all Expenses (as defined in paragraph (b) of this Section 8.5) incurred by the parties hereto shall be borne solely and entirely by the party which has incurred such Expenses.

                          (b)     "Expenses" as used in this Agreement shall
include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Information Statement, the communication with stockholders and all other matters related to the closing of the transactions contemplated herein.

                          (c)     If this Agreement shall be terminated by
Buyer pursuant to Section 8.1(b) or by the Company pursuant to Section 8.1(c), then the non-terminating party shall pay to the terminating party, in consideration of the time, effort and resources expended in connection herewith, an amount equal to the sum of $75,000, plus any fees or expenses incurred by the non-terminating party in connection with the collection of such amount (the "Collection Expenses"). The remedies set forth in this Section 8.5(c) shall be the sole and exclusive remedy of a party in the event of termination of this Agreement as described herein.

                          (d)     Any payment required to be made pursuant to
Section 8.5(c) shall be made to Buyer not later than three business days after delivery to the Company of notice of demand for payment and an itemization setting forth in reasonable detail all Collection Expenses, if any, and shall be made by wire transfer of immediately available funds to an account designated by the Buyer in the notice of demand for payment delivered pursuant to this Section 8.5(d).


                                   ARTICLE 9

                               GENERAL PROVISIONS

                 SECTION 9.1 Effectiveness of Representations, Warranties and Agreements. Except as may be limited as set forth in Article 7 and Section 8.2, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement, and shall survive until the first anniversary of the date of this Agreement.

                 SECTION 9.2 Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular U.S. mail, or upon receipt, if delivered personally, by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

                 If to the Company:

                          Kings Road Entertainment, Inc.
                          1901 Avenue of the Stars
                          Suite 1545
                          Los Angeles, California  90067
                          Attention: Kenneth I. Aguado
                          Fax: (310) 277-4468
                 with a copy to:

                          Guth Rothman & Christopher LLP
                          10866 Wilshire Boulevard
                          Suite 1250
                          Los Angeles, California  90024
                          Attention:  Theodore E. Guth, Esq.
                          Fax: (310) 470-8354

                 If to Buyer:

                          Morgan Kent Group, Inc.
                          545 Madison Avenue
                          14th Floor
                          New York, New York  10022
                          Attention:  J. Gerald Combs
                          Fax:  (212) 486-6972

                 with a copy to:

                          Werbel & Carnelutti
                          A Professional Corporation
                          711 Fifth Avenue
                          New York, New York 10022
                          Attention: Stephen M. Davis, Esq.
                          Fax: (212) 832-3353


                 Each party shall provide notice to the other party of any change in address.

                 SECTION 9.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, Buyer may assign its rights hereunder to any of its "affiliates" as that term is defined under the 1934 Act that it controls or with respect to which it holds controlling voting or dispositive power, without the consent of the Company. Notwithstanding the foregoing or anything else contained herein to the contrary and in conformity with all applicable Laws, the Stock may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

                 SECTION 9.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                 SECTION 9.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

                 SECTION 9.6 Entire Agreement. This Agreement (together with the Exhibits and Schedules hereto) constitutes the entire agreement of the parties and supersedes all prior agreements, warranties, statements, promises, understandings and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

                 SECTION 9.7 Assignment. This Agreement shall not be assigned by operation of law or otherwise.

                 SECTION 9.8 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                 SECTION 9.9 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                 SECTION 9.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflicts of laws rules of the State of Delaware or any other jurisdiction that would call for the application of the laws of any jurisdiction other than the State of Delaware.

                 SECTION 9.11 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                 SECTION 9.12 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.





                  [Remainder of Page Intentionally Left Blank]

                 IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.


                                       KINGS ROAD ENTERTAINMENT, INC.



                                       By:  /s/ Kenneth I. Aguado
                                           ----------------------------
                                           Name:  Kenneth I. Aguado
                                           Title: President



                                       MORGAN KENT GROUP, INC.



                                       By:  /s/ J. Gerald Combs
                                           ----------------------------
                                           Name:  J. Gerald Combs
                                           Title: President

                                  SCHEDULE 2.3



Outstanding options to purchase shares of Common Stock: 83,125 (held by Kenneth Aguado).

                                       SCHEDULE 2.5



The attached correspondence between NASDAQ and the Company is hereby incorporated into this Schedule 2.5.

                                       SCHEDULE 2.7



None.

                                  SCHEDULE 2.11


The Company must pay residuals to the Screen Actors Guild, Directors Guild America, Writers Guild America (Western), America Federation of Musicians and Motion Picture Industry Pension and Health Plan. As of February 28, 1997, such residuals amounted to approximately $242,000 (and, as of the date hereof, such residuals amount to a lesser amount than as of February 28, 1997).

Film Storage Costs (no written agreements) -- at Pacific Title Archives and Technicolor Systems, Ltd. (London) (as of date hereof, approximately $25,000 per year).

Option Purchase Agreement by and between the Company and Spelling Films, Inc., dated September 12, 1997 (re: "Rogues").

Option/Assignment Agreement by and between the Company and Fox 2000 Pictures, dated August 8, 1997 (re: "Vulgarians").

Producer Borrowing Agreement by and between the Company and Fox 2000 Pictures, dated September 22, 1997 (re: "Vulgarians").

Agreement by and between the Company and the William Morris Agency regarding the financing, sale and distribution of "The Magic Mountain". See letter from Roger Armstrong to Gary Barkin, dated October 28, 1997, and letter from the Company to the William Morris Agency, dated April 28, 1997.

Pending Producers' Agreement--Loanout (Development and Producing Services) by and between the Company, Spelling Films, Inc., Fair Dinkum (d/b/a Yard Sale Productions f/s/o Henry Winkler) and Fair Dinkum, Inc. (d/b/a Monument Pictures f/s/o Roger Birnbaum and Steven Bloom) (dated May 14, 1997 but not executed).

Negotiations ongoing between the Company and Filmwerks regarding "Ticker". The Company would transfer to Filmwerks certain rights to the "Ticker" screenplay in return for approximately $125,000 payable to the Company from revenues from "Ticker" following all necessary payments to lending institution and distributor involved in the project. In addition, the Company would share with Filmwerks in further revenues from "Ticker".

Motion Picture Licensing Agreement by and between Moonstone Entertainment, Inc. and Estoaat B.V. dated as of August 13, 1996 (re: "Redemption", "Kickboxer 5" and "The Stranger").

Negotiations ongoing between the Company and MGM/UA for Kenneth Aguado's non-exclusive producing services on "Sexual Life".

Negotiations ongoing between the Company and 20th Century Fox TV for Kenneth Aguado's non-exclusive producing services on "Psychward".

Agreement by and between the Company and SK Films, Inc., dated (as per subsequent letter) as of November 30, 1993.

Joint Venture Agreement by and among the Company, Strother Film Partners II ("STROTHER II") and Strother Investment Co., Inc. ("STROTHER INVESTMENT"), dated December 31, 1986, as amended by Amendment No. 1, dated February 27, 1987.

Settlement Agreement by and among the Company, Strother II, Strother Investment, Stephen Friedman and Wetherly, Inc., dated March 23, 1990.

Purchase and Sale Agreement by and between the Company and World Icon Distribution Enterprises C.V. ("ICON"), dated October 3, 1995, as amended November 13, 1995 and further amendment pending.

Copyright Assignment by and between the Company and ICON, dated October 3, 1995.

Motion Picture Licensing Agreements by and between the Company and ICON, dated February 5, 1996.

Settlement Agreement and Mutual Release by and between the Company and ICON, dated February 25, 1997.

Agreement by and between the Company and Rigel Independent Distribution and Entertainment, Ltd., dated June 6, 1997 (re: "Kickboxer").

Asset Purchase Agreement by and between the Company and Kinnevik Media Properties, Ltd., dated June 25, 1996.

Lease Agreement by and between the Company and Shuwa Investments Corporation, dated April 1, 1988, as amended September 17, 1991, as further amended June 19, 1992 and as further amended May 1, 1996.

Escrow Agreement by and between Chase Trust Company of California and the Company, the liquidating trustee of Kings Road Productions, formerly a New York limited partnership ("KRP"), dated May 1, 1997.

Dissolution Agreement, dated April 8, 1981 (regarding KRP limited partnership agreement, dated April 30, 1975).

Liquidating Trustee's Notice to KRP limited partners, dated March 20, 1997 (and other dates as noted):

               Irving Fogel
               Gerald Frankel
               Albert Fried
               Dorothy Friedman
               Estate of Roslyn Handwerker
               Harold Kuhne
               Estate of Alfred Rabiner
               Muriel Rabiner
               Ione Ralphs Trust
               Regal Capital Co. (September 19, 1996)
               Judy Tycher (August 14, 1996)
               S.R. Thum

Agreement by and between KRP and Time Life Films, Inc., dated February 17, 1978, as amended December 28, 1978 and as further amended November 15, 1979 (re: "The President's Mistress").

Related letter of instruction, dated May 15, 1997 (re: "The President's Mistress").

Letter of Instruction from the Company to Paramount Entertainment, dated May 15, 1997 (re: "Little Darlings"). Little Darlings was produced pursuant to a production agreement entered into by and between KRP and Paramount Entertainment in 1989.

Agreement by and among KRP, Universal Studios, Inc. and Robert Wunsch, dated November 17, 1975 (re: "Slapshot").

Letter Agreement by and among KRP, Universal Pictures, Stephen J. Friedman Films, Inc. and Robert Wunsch, dated May 26, 1976 (re: "Slapshot").

Letter of Instruction from KRP to Universal Pictures, dated May 11, 1981 (re:
"Slapshot").

Letter of Instruction from the Company to Universal Pictures, dated May 15, 1997 (re: "Slapshot").

Letter of Instruction from the Company to Regal Productions, Inc. ("REGAL"), dated May 14, 1997 (re: "Fastbreak").

Letter Agreement by and between KRP and Regal, dated April 10, 1978 (re:
"Fastbreak").

Settlement and Release Agreement by and between the Company and Regal, dated October 15, 1991 ("Fastbreak").

Notice of Irrevocable Authority from Stephen Friedman to Regal, dated November 18, 1982 ("Fastbreak").

Agreement by and between the Company and ITC Entertainment, Inc., dated November 12, 1987 (re: "All of Me").

Agreement by and between the Company and Universal Pictures, dated May 21, 1985.

Letter Agreement regarding Memo of Agreement for Distribution by and between the Company and Universal Pictures, dated April 14, 1981, as amended April 14, 1981, as further amended April 20, 1981, as further amended July 8, 1983, as further amended October 25, 1984, as further amended December 10, 1984, as further amended December 14, 1984 and as further amended January 3, 1985.

Pickup Distribution Agreement by and between the Company and Universal Pictures, dated May 21, 1985.

License Agreement by and between Tigertail Video, Inc. and Home Box Office, Inc., dated April 18, 1990 (re: "Kickboxer II").

Agreement by and between the Company and ITC Entertainment, Inc., dated November 10, 1986, amended December 5, 1986 and as further amended April 5, 1996.

Agreement by and between the Company and Island Records, Inc., dated April 1987.

Agreement by and among Moonstone Entertainment (as agent for the Company) ("Moonstone"), Tigertail Video, Inc. and CFP Distribution, Inc., dated July 1, 1995.

Agreement by and among Moonstone and Atrium Productions KFT, dated June 18,
1996.

Agreement by and between Worldvision Enterprises, Inc. ("Worldvision") and the Company, dated December 28, 1989.

Agreement by and between Worldvision and the Company, dated May 13, 1991, as amended September 27, 1991.

                                  SCHEDULE 2.12


On March 3, 1997, Jasmine Films, Inc. ("JASMINE") initiated arbitration with the American Arbitration Association of its claim that the Company breached the terms of a limited partnership agreement between the Company, as general partner, and SK Films, Inc. for the purpose of producing and distributing one motion picture. See Agreement by and between the Company and SK Films, Inc., dated (as per subsequent letter) as of November 30, 1993. Jasmine also claims, among other things, that the Company is liable for breach of fiduciary duty, negligence and negligent misrepresentation. Jasmine seeks unspecified damages in excess of $1.5 million. Arbitration of this dispute is scheduled to begin November 3, 1997.

On March 19, 1997, Strother II and Strother Investment (collectively, "STROTHER") filed lawsuits against the Company and the Estate of Stephen Friedman ("FRIEDMAN ESTATE") in United States Bankruptcy Court for the District of New Jersey and in Los Angeles Superior Court. Strother alleges that the Company breached the terms of a settlement agreement entered into between Strother and the Company in March 1990 concerning a prior lawsuit. Strother also alleges that the Company breached a December 31, 1986 joint venture agreement between the Company and Strother pursuant to which a joint venture between the Company and Strother (which terminated March 20, 1993) financed the domestic theatrical distribution expenses of two Company-produced motion pictures in return for a percentage of certain revenues generated by the two motion pictures. In addition, Strother also alleges, among other things, that the Company breached its fiduciary duty and committed fraud. Strother seeks unspecified damages in excess of $1 million. The Company, as of the date of this Agreement, awaits written confirmation that the lawsuit in United States Bankruptcy Court for the District of New Jersey has been dismissed without prejudice.

Letter from Jennifer Rocco to Christopher Trunkey, dated March 12, 1997, alleging that the Company owes Frank Loggia a bonus equal to $30,000. Mr. Loggia's allegation is based upon a contract by and between him and Osmosis Productions, Inc.

Letter from Sven-Erik Hammarstolpe to William Immerman, dated March 12, 1997, regarding alleged rights of Kopmanneni Venedig KB to "The Night Before" and "Salute of the Jugger" and of HB Nybroviken Invest 20 to "Kickboxer". See, among other documents, Letter from William Immerman to Sven-Erik Hammarstolpe, dated June 2, 1997; Assignment by Wetherly, Inc. to the Company, dated April 14, 1989; License granted by Kopmannen i Venedig to Wetherly, Inc., dated December 16, 1988; and Options to Acquire Rights granted by Kopmannen i Venedig to Wetherly, Inc., dated December 16, 1988.

Letter from the Theatrical and Television Motion Picture Special Payments Fund to the Company, dated September 24, 1997, alleging the Company's obligation to pay $104,599 to such fund.

Letter from Peter Dickinson on behalf of the Motion Picture Industry Pension and Health Plans to the Company, dated July 28, 1997, alleging certain obligations of the Company pay into such pension and welfare plans.

Letter from Catherine Scott on behalf of Warner Chappell to the Company, dated October 9, 1997, alleging that the Company is obligated to pay $30,000 to compensate the owners' of certain synchronization rights to music used in "Kickboxer 3". The Company had entered into an agreement with Delta Music, Inc. pursuant to which, among other things, Delta Music, Inc. purported to provide the Company with a license to such synchronization rights, and the Company has referred the Warner Chappell matter to Delta. (See also Agreement by and among the Company, Delta Music, Inc. and Commercial Fonographica RGE LTDA, dated December 13, 1994, regarding master use license to such music.)

                                  SCHEDULE 2.14


Pending Producers' Agreement--Loanout (Development and Producing Services) by and between the Company, Spelling Films, Inc., Fair Dinkum, Inc. (d/b/a Yard Sale Productions f/s/o Henry Winkler) and Fair Dinkum, Inc. (d/b/a Monument Pictures f/s/o Roger Birnbaum and Steven Bloom) (dated May 14, 1997 but not executed) (re: "Rogues").

Pending Producer Borrowing Agreement by and between the Company and Fox 2000 Pictures (dated September 22, 1997 but not executed) (re: "Vulgarians").

                                  SCHEDULE 3.5

                              Subsidiaries of Buyer


                          Boundless Technologies, Inc.

                                  SCHEDULE 3.7

                                    Conflicts


                                      None

                                                              EXHIBIT 5.4 TO THE
                                                        STOCK PURCHASE AGREEMENT


                        [Werbel & Carnelutti letterhead]




                            __________________, 1998




Kings Road Entertainment, Inc.
1901 Avenue of the Stars
Los Angeles, California 90067

Gentlemen:

        We have acted as counsel to Morgan Kent Group, Inc., a Delaware corporation ("Morgan Kent"), in connection with (i) the purchase by Morgan Kent of shares of common stock, $.01 par value per share (the "Common Stock"), of Kings Road Entertainment, Inc. (the "Company"), which shares constitute a majority of the outstanding shares of capital stock of Kings Road, pursuant to a Stock Purchase Agreement (the "Agreement"), dated ______________, 1997, between Morgan Kent and the Company and (ii) the other agreements, instruments and documents executed and delivered to the Company by Morgan Kent pursuant to or in connection with the Agreement (the "Additional Documents"). This opinion is being delivered to you pursuant to Section 5.4 of the Agreement. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Agreement.

        In connection herewith, we have examined the Agreement and the Additional Documents and have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and other instruments, and certificates of public officials and of officers and representatives of Morgan Kent and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as the basis for the opinion hereinafter set forth. In such examination, we have assumed, without independent verification, the genuineness of all signatures (whether original or photostatic) and the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. We have also assumed that any certificate, telegram, or other document relating to corporate existence or good standing on which we have relied, which was given or dated earlier than the date of this opinion letter, has remained accurate, as far as relevant to the opinions contained herein, from such earlier date through and including the date of this opinion letter. As to certain

Kings Road Entertainment, Inc.
_________________, 1998
Page 2



questions of fact, we have relied upon the certificates of Morgan Kent and the representations of Morgan Kent contained in the Agreement.

        Whenever our opinion with respect to the existence or absence of facts or other matters is indicated to be "to our knowledge" or otherwise based on our knowledge or awareness, such indication is intended to refer only to the actual knowledge concerning the existence or nonexistence of the facts and matters involved of the attorneys presently with our firm who have provided substantial services in connection with our representation of Morgan Kent, and other than as described herein, we have not undertaken any independent investigation or verification to determine the existence or absence of such facts or matters, and no inference as to our knowledge of the existence or absence of such facts shall be drawn from our representation of Morgan Kent.

        We call your attention to the fact that we are qualified to practice law in the State of New York and we express no opinion herein other than in respect of the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

        Based on the foregoing, and subject to the qualifications set forth herein, we are of the opinion that:

               1. Morgan Kent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Morgan Kent has all requisite corporate power and corporate authority to own or lease its properties and assets and to conduct its business as presently conducted. Morgan Kent is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary.

               2. Morgan Kent has all requisite corporate power and corporate authority to execute, deliver and perform the Agreement and the Additional Documents. All necessary corporate action on the part of Morgan Kent has been duly taken to authorize the execution, delivery and performance by Morgan Kent of the Agreement and the Additional Documents to which it is a party and no further consent or authorization by the Company, its Board of Directors or its shareholders is required. Each of the Agreement and the Additional Documents (i) has been duly authorized, executed and delivered by Morgan Kent to the extent it is a party thereto and (ii) is the legal, valid and binding obligation of Morgan Kent, enforceable against Morgan Kent in accordance with its terms, except (x) as such enforceability may be limited by applicable bankruptcy,

Kings Road Entertainment, Inc.
_________________, 1998
Page 3



        insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and (y) to the extent that such enforceability is subject to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

               3. The execution, delivery and performance of the Agreement by Morgan Kent and the consummation by Morgan Kent of the transactions contemplated thereby will not conflict with or result in a violation of any provision of Morgan Kent's Certificate of Incorporation or by-laws. Except as disclosed in the Agreement, and assuming the truth of the representations made by the Company in the Agreement, Morgan Kent has obtained all consents an authorizations from and made any filings and registrations with any governmental agency or any regulatory agency which it is required to obtain in order for it to execute, deliver or perform any of its obligations under the Agreement in accordance with the terms thereof.

        Our opinion herein is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinion expressed herein is as of the date hereof, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances which may hereafter come to our attention or any change in law which may hereafter occur. We bring to your attention the fact that the opinions set forth in this letter are expressions of professional judgment and not a guaranty of a result.

        This opinion is solely for the information of the addressee hereof, and is not to be quoted in whole or in part or otherwise referred to (except in a list of closing documents). Other than the addressee hereof, no one is entitled to rely on this opinion.



                                            Very truly yours,

                                                                     EXHIBIT 6.2



                              EMPLOYMENT AGREEMENT


The following will confirm the basic terms and conditions of the employment of Kenneth Aguado ("AGUADO") by Kings Road Entertainment, Inc. ("KINGS ROAD"). This Employment Agreement shall be deemed entered into as of December __, 1997.

1. "Kings Road" hereby employs Aguado on a guaranteed basis during the period commencing on the date of the closing of Morgan Kent Group, Inc.'s pending acquisition of Kings Road stock and ending two (2) years thereafter (the "TERM"). "Kings Road Entity" shall refer to Kings Road, or a company owning or controlled by King Road or under common ownership or control with Kings Road, or a company acquiring all or substantially all of the assets of King Road.

2. During the Term, Aguado shall perform the duties of President of Kings Road and shall at all times report directly to the Chief Executive Officer of Kings Road (anticipated to be Gerald Combs). Aguado's title will be "President". Aguado's base of employment will be the metropolitan area of Los Angeles for the duration of the Term. Notwithstanding the foregoing or anything else contained herein to the contrary, Kings Road acknowledges that the following two (2) projects shall be excluded from this Employment Agreement, and Aguado shall be allowed to render non-interfering, non-full-time, second position services for third parties and/or for his own account in connection with each of these excluded projects during the Term: "Vanished" and "The Revenge of the Creatures".

3. Aguado's base salary during the Term shall be at the rate of $125,000.00 per annum. The base salary shall be payable in equal biweekly installments.

4. During the Term, Aguado, shall continue to participate in compensation programs and other employee benefit plans as Aguado has participated in to date pursuant to his most current employment agreement with Kings Road. Such programs include, but are not limited to, the existing Kings Road IRA plan and the health insurance plan. Nothing contained herein shall prevent Aguado's participation in any present or future incentive or other plans which Kings Road may provide to its employees for which Aguado may qualify.

5. As an employee of Kings Road, Aguado will be entitled to the following:

        (i) A private office (consistent with that of Aguado's position as President) and an exclusive assistant at the Kings Road Los Angeles based offices;

        (ii) Reimbursement for all reasonable business related expenses, subject to IRS - compliant documentation; and

        (iii) First class travel and first class accommodations when required to travel on business related matters.

6. Aguado shall receive 200,000 stock options at current market price under the current Kings Road Stock Option Plan, such options to vest as follows: 50% at the end of the first year of the Term and 50% at the end of the second year of the Term. Such options shall have a five (5) year term.

7. The following shall apply with respect to each "Project" (defined below) for which a Kings Road Entity is neither the sole copyright holder nor co-holder of 50% or more of the copyright. "Project" shall refer to (X) each existing Kings Road project in development as of the date hereof,
        (Y) each project in which Kings Road owns or controls any rights as of the date hereof (for example and without limitation, a Kings Road property not currently in active development but later initiated or revived such as a sequel to the "Big Easy" or an inactive screenplay later revived for development), and (Z) provided Aguado originates and/or substantially supervises the development of the applicable new Kings Road project, each new Kings Road project commencing development at any time from the date hereof through the duration of the Term. For purposes of clarification, a project covered in Subsection (Y) above and commencing (or recommencing) development following the commencement of the Term shall not also be a new Kings Road project covered by Subsection (Z). The parties agree that the Kings Road Board of Directors shall approve each new Kings Road project before Aguado shall make a financial commitment to develop the same. Aguado shall be deemed to have originated and/or substantially supervised each new Kings Road project commencing development during the Term unless Kings Road notifies Aguado in writing to the contrary concurrent with the Kings Road Board of Directors written acceptance of a project for development, which notification from the Kings Road Board of Directors shall occur not later than ten (10) business days following Aguado's written notice to the Board of his desire to commence development of a project.

        (i) If principal photography of the respective Project commences at any time during the Term, Aguado shall be entitled to 25% of all consideration paid or credited to all Kings Road Entities worldwide in perpetuity from (A) all sources in any and all media whether now known or hereafter devised with respect to the Project, (B) any ancillary and underlying rights thereto (e.g., merchandising, literary publishing, music publishing, etc.), and
               (C) any and all sequels, remakes and television series based thereon (such consideration shall include without limitation all rights payments, royalties, license fees, fees for services, bonuses, deferments and profits however defined); or

        (ii) If principal photography of the Project commences at any time following the Term, Aguado shall at his election either (A) be entitled to the full participation described in subsection 7.(i) above if Aguado is willing and available to provide full time executive producer services on the Project and either (X) does provide such services or (Y) does not provide such services because Kings Road or the other applicable third party elects not to actually utilize Aguado in such capacity or (B) one-half of such participation (i.e., 12 1/2%) should Aguado desire to render non-exclusive, non-in-person executive producer services on the Project (such election shall be made by Aguado at any time up to eight (8) weeks prior to the scheduled start date of principal photography; provided, however, that if Kings Road has the authority and has set a start date earlier than eight (8) weeks prior to the scheduled start date of principal photography, then Aguado shall make such election within five (5) business days following such scheduled start date but in no event shall Aguado be required to make such election more than twelve (12) weeks prior to the scheduled start date; provided, further, if a start date is set less than eight (8) weeks ahead of time, then Aguado shall make such election within three (3) business days of written notice to Aguado of the same.

        (iii) Notwithstanding anything contained in subsections 7(i) and (ii) above, with respect to projects covered in subsection 7(i)(C), if Aguado does not originate and/or substantially supervise the development of the applicable sequel, remake and/or television series (the "Condition"), then the otherwise applicable percentage participation shall be reduced by one-half (e.g., if Aguado does not satisfy the foregoing Condition with respect to a sequel covered by Subsection 7(i)(C), then Aguado's participation shall be 12 1/2% instead of 25% with respect to such sequel; similarly, with respect to a project for which Aguado receives a participation of 12 1/2% pursuant to subsection 7(ii), with respect to such project's sequel which Aguado does not originate or substantially supervise, Aguado's participation shall be 6 1/4% instead of 12 1/2%).

8. The following shall apply with respect to each Project for which a Kings Road entity is either the sole copyright holder or co-holder of 50% or more of the copyright:

        (i) If principal photography commences at any time during the Term, Aguado shall be entitled to 10% of all consideration paid or credited to all Kings Road Entities from all sources worldwide in perpetuity from (A) the exploitation of the Project in any and all media whether now known or hereafter devised, (B) any and all ancillary and underlying rights thereto, and (C) any and all sequels, remakes, and television series based thereon (collectively "Project Rights") after "Cash Break". "Cash Break" shall be defined as the point in time at which 100% of all consideration received and/or credited to all Kings Road Entities from exploitation of the Project Rights exceeds a sum equal to Kings Road's verifiable out-of-pocket production costs (with there being no Kings Road Entity production and/or overhead fees) and Kings Road Entities' verifiable out-of-pocket distribution expenses (with there being no distribution and/or sales fees chargeable by any Kings Road Entity). For purposes of the foregoing, there shall be no cross-collateralization either
               (A) between any of the various Projects or (B) between any particular Project and any sequel or remake or any television series Project based on such particular Project. Further, with respect to the foregoing, Aguado shall be entitled to accountings on no less than a semi-annual basis, and shall have customary audit rights; and

        (ii) If principal photography of the Project commences at any time following the Term, Aguado shall at his election either (A) be entitled to the full participation described in subsection 8.(i) above if Aguado is willing and available to provide full time executive producer services and either (X) does provide such services or (Y) does not provide such services because Kings Road or the other applicable third party elects not to actually utilize Aguado in such capacity or (B) one-half of such participation (i.e., 5%) should Aguado desire to render non-exclusive, non-in-person executive producer services (such election shall be made by Aguado at any time up to eight (8) weeks prior to the scheduled start date of principal photography; provided, however, that if Kings Road has the authority and has set a start date earlier than eight (8) weeks prior to the scheduled start date of principal photography, then Aguado shall make such election within five (5) business days following such scheduled start date but in no event shall Aguado be required to make such election more than twelve (12) weeks prior to the scheduled start date; provided, further, if a start date is set less than eight (8) weeks ahead of time, then Aguado shall make such election within three (3) business days of written notice to Aguado of the same.

        (iii) Notwithstanding anything contained in subsections 8(i) and (ii) above, with respect to projects covered in subsection 8(i)(C), if Aguado, does not originate and/or substantially supervise the development of the applicable sequel, remake and/or television series (the "Condition"), then the otherwise applicable percentage participation shall be reduced by one-half (e.g., if Aguado does not satisfy the foregoing Condition with respect to a sequel covered by Subsection 8(i)(C), then Aguado's participation shall be 5% instead of 10% with respect to such sequel; similarly, with respect to a project for which Aguado receives a participation of 5% pursuant to subsection 8(ii), with respect to such project's sequel which Aguado does not originate or substantially supervise, Aguado's participation shall be 2 1/2% instead of 5%).

9. With respect to all Projects (regardless of whether produced during or after the Term), Aguado shall be entitled either to individual producer or executive producer credit (either of which credit may be shared with others) as follows: (i) on screen in the main titles, (ii) in all paid ads, and (iii) in all excluded ads wherever the respective Project's director and/or any other produce is accorded credit (with the exception of congratulatory ads). Notwithstanding the foregoing, should foreign financing government requirements (e.g., Cavco) prohibit Aguado from receiving the foregoing credit, then Aguado agrees to accept a lesser credit (e.g., consultant), or no credit if such restrictions similarly prohibit Aguado's receipt of a lesser credit. Prior to reducing or eliminating Aguado's credit as aforesaid, Kings Road shall meaningfully consult with Aguado concerning the credit situation and shall exercise reasonable good faith efforts to ensure that Aguado receives the best credit reasonably practicable under the circumstances.

10. During the three (3) months following the expiration of the Term or termination of Aguado's employment agreement pursuant to Section 12.1.(i) or (iv) hereof, Aguado shall be provided with an office, which may be located off-site of the Kings Road offices, and an exclusive assistant. The provisions of this Section 10. shall terminate upon Aguado's commencement of alternative full-time employment.

11.1 If at any time prior to the expiration of the Term, Kings Road shall "cease to maintain an ongoing motion picture business" (defined below), Aguado shall immediately become entitled to the following:

        (i) A lump sum payment equal to 100% of the full balance then remaining of the salary for the duration of the Term (e.g., if Kings Road "ceases to maintain an ongoing motion picture business" on the last day of the first year of the Term, in addition to all then accrued compensation and benefits hereunder, Aguado shall also be entitled to a lump sum payment of the $125,000.00 which would have been paid over the second year of the Term, which sum shall be immediately payable);

        (ii)   Immediate vesting of all outstanding stock options pursuant to
               Section 6 above;

        (iii) Assignment to Aguado of all rights in each then existing Project in development (Aguado may elect to be assigned all or any number of the then applicable Projects) without any further obligation by Aguado to Kings Road other than (A) Aguado assuming all Kings Road executory obligations attaching to such Projects, (B) Kings Road being entitled to reimbursement of all direct and verifiable out-of-pocket expenses incurred with respect to a Project upon the commencement of principal photography (if ever) of the respective Project, and (C) Kings Road being entitled to 25% of all producing fees and profit participations received by Aguado from exploitation of the respective Project. Kings Road's obligation to assign such Projects to Aguado shall be subject to
               (Y) Kings Road's receipt of evidence reasonably satisfactory to it that Aguado or the applicable business entity organized or engaged to proceed with the development of the Project agrees to make the payments to Kings Road set forth in clauses (B) and (C) of this Section 11.1(iii) and (Z) the rights of any third party to whom Kings Road granted a production, assignment or similar right prior to the commencement of the Project's development.

        (iv) Termination of this Employment Agreement without any further obligation by either party except as set forth in this Section
               11.1 and Section 12.2 below, and except as may be reasonably required by Kings Road in connection with the winding up of its motion picture business.

11.2 Kings Road shall be deemed to "cease to maintain an ongoing motion picture business" upon the occurrence of any one of the following:

        (i)    The shutting down of the Los Angeles area operations; and/or

        (ii) The reduction below an annual operating budget of $550,000.00 for general overhead in connection with the Los Angeles Kings Road motion picture operations.

        In no event shall Kings Road be deemed to "cease to maintain an ongoing motion picture business" solely on the basis of there being a "Change of Control" of Kings Road. "Change of Control" shall be deemed to have occurred if Kings Road sells all or substantially all of its assets to another person or entity, or sells, whether by sale, merger, consolidation or otherwise, in one transaction or a series of transactions, a majority of the shares of its capital stock outstanding after the consummation of such transaction or series of transactions (the "Transaction Date") to an entity that is not an affiliate (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended) of Kings Road or Morgan Kent on the Transaction Date. Notwithstanding anything contained in this Employment Agreement to the contrary, in the event of a "Change of Control" of Kings Road, all, rights and benefits of Aguado hereunder shall continue, and the resulting third party successor in interest to Kings Road shall be bound by all terms and conditions hereof, including without limitation the provisions of Sections 11.1 - 11.3 hereof concerning what constitutes Kings Road (or the applicable successor entity) being deemed to "cease to maintain an ongoing motion picture business", and what happens in such event.

11.3 Subsection 11.1(iii) above shall also apply should Kings Road at any time cease to maintain an ongoing motion picture business within one (1) year following the expiration of the Term.

12.1    Each of the following shall be a basis for termination of this
        Agreement:

        (i) Aguado's employment hereunder may be terminated at any time by mutual written agreement of the parties;

        (ii) This Agreement shall automatically terminate upon Aguado's death or, on written notice, upon "Term Incapacity". "Term Incapacity" as used herein shall mean mental or physical incapacity ("Incapacity"), or both, rendering Aguado unable to perform substantially all of his duties hereunder for a period of 60 consecutive days or 120 days in the aggregate during the Term. The existence of Incapacity shall be determined by the Board of Directors of Kings Road (which for purposes of this Section 12 shall not include Aguado) based solely upon certification of such Incapacity by, in the discretion of such Board of Directors, either Aguado's regularly attending physician or duly licensed physician selected by the Kings Road Board of Directors (in which latter case Aguado may have present his regularly attending physician). Aguado shall be deemed to have first become "Incapacitated" on a date the Kings Road Board of Directors has determined that Aguado is Incapacitated as aforesaid and so notifies Aguado in writing. Notwithstanding anything contained herein to the contrary, Kings Road shall have the right to suspend its payments to Aguado hereunder at such time as such Incapacity exceeds fifteen (15) business days in the aggregate during either the first twelve (12) months or second twelve (12) months of the Term and such right shall continue until the earlier of (A) Aguado's Term Incapacity and the termination of this Agreement, or (B) the approval of the Kings Road Board of Directors to Aguado's resumption of his duties under this Agreement, which approval shall be given no later than promptly following a certification of the absence of Aguado's Incapacity, which certification shall be made in the manner set forth above with respect to the certification of his Incapacity, provided that upon Aguado's request the certification process shall proceed as quickly as reasonably practicable.

        (iii) Aguado's employment may be terminated by Kings Road "with cause", effective upon delivery of written notice to Aguado given at any time (without any necessity for prior notice except as otherwise indicated below) if any of the following shall occur:

               (a)    A felony criminal conviction;

               (b) Any other criminal conviction involving Aguado's lack of honesty or Aguado's moral turpitude;

               (c) Drug or alcohol abuse. The determination of drug or alcohol abuse shall be determined in the same manner as "Incapacity" shall be determined in Section 12.1(ii) above;

               (d) Acts of dishonesty, gross carelessness; or gross misconduct which have in the reasonable judgment of the Kings Road Board of Directors an adverse effect on Kings Road; or

               (e) The material breach of any provision of this Agreement, which material breach is not cured within ten (10) business days of written notice thereof, provided that, absent cure, such termination shall be effective the date of delivery of such notice.

        (iv) This Agreement may be terminated by Aguado "with cause" effective upon delivery of written notice to Kings Road given at any time (without any necessity for prior notice except as otherwise indicated below) if any one of the following shall occur:

               (a) The material breach of any provision of the Agreement by Kings Road which material breach is not cured within ten
                      (10) business days of written notice thereof, provided that, absent cure, such termination shall be effective the date of delivery of such notice; or

               (b) If any proceeding is filed by or against Kings Road for bankruptcy, dissolution, or liquidation.

        (v) This Agreement may be terminated in accordance with the provisions of Sections 11.1 - 11.2 above.

12.2    The following shall apply with respect to termination:

        (i) If Aguado's employment is terminated pursuant to Section 12.1(ii) hereof, Aguado shall be entitled to the rights set forth in
               Section 11.1(i) hereof and any other accrued rights hereunder, and otherwise all of Kings Road's then unaccrued obligations to Aguado shall cease

               (including all post-term obligations under Sections 7, 8 and 10 hereof), effective the date of such termination;

        (ii) If Aguado's employment is terminated pursuant to Section 12.1(iii) hereof, all of Kings Road's obligations to him (other than accrued unpaid compensation) shall cease (including all post-term obligations under Sections 7, 8 and 10 hereof), effective the date of such termination;

        (iii) If Aguado's employment is terminated pursuant to Section 12.1(iv) hereof, Aguado, shall be entitled to all then accrued rights hereunder, as well as all of his other rights and remedies with respect to this Agreement at law, in equity and otherwise; and

        (iv) If Aguado's employment is terminated pursuant to Section 11.1 hereof, the provisions of Section 11 shall apply, except such provisions shall not apply to, and shall in no way limit or diminish Aguado's rights and benefits pursuant to, Sections 7, 8, and 9 above with respect to Projects that are already produced or in production at the time of the Section 11 termination, which rights and benefits shall survive any termination or expiration of the Employment Agreement.

        (v) Nothing contained in this Section 12.2 shall be construed as limiting and/or eliminating any of the parties' respective other rights and remedies at law, in equity and otherwise in the event of a termination for "cause" hereunder.

13.1 Notwithstanding anything contained herein to the contrary, should any Project be abandoned (i.e., no active development for a period of six
        (6) or more consecutive months, after which time the Board of Directors of Kings Road shall confirm to Aguado in writing such abandonment upon Aguado's request) and subject to the provisions of Sections 11.1 - 11.3 (which shall take precedence over this Section 13.1 at Aguado's election), Aguado shall be entitled to the exclusive turnaround right with respect to each such abandoned Project as follows:

        (i) Aguado shall have the exclusive right to set up the Project elsewhere for a period of twelve (12) months from written notification to him of abandonment, but in no event for a period ending sooner than twelve (12) months following the expiration or termination of the Term of this Employment Agreement;

        (ii) Upon set up (if ever) with a third party, Kings Road shall assign to the applicable third party all of its rights with respect to the abandoned Project;

        (iii) Kings Road shall be entitled to reimbursement of all direct and verifiable out-of-pocket expenses incurred with respect to the abandoned Project upon the commencement of principal photography (if ever) of the abandoned Project;

        (iv) The applicable third party's acquisition of Kings Road's rights in the abandoned Project shall be subject to such third party agreeing to assume in writing all of Kings Road's executory obligations with respect to the abandoned Project; and

        (v) Kings Road will be entitled to 5% of such third party's net profits (which shall be defined pursuant to such third party's standard net profit definition) from the exploitation of the Project.

13.2 Notwithstanding Section 13.1 above, Aguado's foregoing turnaround rights with respect to each abandoned Project shall be subject to and in second position to any third party to whom Kings Road granted a turnaround right upon the commencement of the Project's development.

13.3 Kings Road's obligations under Section 13.1 shall be subject to Kings Road's receipt of evidence reasonably satisfactory to it that Aguado or the applicable business entity organized or engaged to proceed with the development of such abandoned Project agrees to make the payments to Kings Road set forth in subsections (iii) and (v) of Section 13.1.

14. With respect to each Project which is produced at any time, Aguado shall have a right of first negotiation (to be conducted in good faith) to render Executive Producer services on each sequel, remake, and television pilot/series based thereon provided Aguado rendered (to the extent required if at all) producer services on the Project. Aguado's receipt of lesser credit than as individual producer or executive producer, or Aguado's receipt of no credit, because of foreign government financing restrictions (e.g., Cavco) shall not diminish or limit in any manner the foregoing right of first negotiation.

15. This Agreement shall be binding upon and inure to the benefit of the successors, assigns, licensees and all other persons, firms, or corporations claiming under or through each of the parties hereto. Notwithstanding the foregoing, Aguado acknowledges that this Agreement is personal to him, and he shall not be entitled to assign his obligations hereunder without prior written consent of the Board of Directors of Kings Road (excluding Aguado).

16. This Agreement sets forth the entire agreement between the parties and supersedes all prior agreements and understandings, written or oral relating to the terms of Aguado's employment and may not orally be changed, modified, renewed or extended.

17. This Agreement shall be governed by and construed in accordance with the laws of the State of California, applicable to contracts made and to be wholly performed within the State.

Your signature herein will constitute your full acceptance of the terms and conditions set forth.


Very truly yours,


Kings Road Entertainment, Inc.              AGREED AND ACCEPTED:




By: ______________________________          ___________________________________
                                            Kenneth Aguado

                                                                     EXHIBIT 6.6



                   [Letterhead of Guth Rothman & Christopher]


                             _______________, 199__



Morgan Kent Group, Inc.
545 Madison Avenue, 14th Floor
New York, New York 10022

        Re:  Kings Road Entertainment Inc.

Ladies and Gentlemen:

        We have acted as counsel to Kings Road Entertainment, Inc., a Delaware corporation (the "COMPANY"), in connection with the preparation, execution and delivery of that certain Stock Purchase Agreement, dated as of _______________, 1997, by and between the Company and Morgan Kent Group, Inc., a Delaware corporation ("MORGAN KENT"), as amended by that Letter Agreement, dated as of _______________, 1997 (together, the "AGREEMENT"). This opinion letter is provided to you at the request of the Company pursuant to Section 6.6 of the Agreement. Except as otherwise indicated herein, capitalized terms used in this opinion letter are defined as set forth in the Agreement.

        We have examined certain corporate records, certificates and documents in rendering this opinion. In making such examinations, we have made certain customary assumptions, such as the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the lack of any undisclosed modifications, waivers or amendments to any agreements reviewed by us, the conformity to authentic originals of all documents submitted to us as certified or photostatic copies and the truth and accuracy of factual statements contained in such documents and certificates. Except as expressly set forth herein, we have also assumed that the execution, delivery and performance of any agreements or consents are within the powers of each signatory and have been duly authorized and validly carried out. Additionally, we have relied, without independent verification as to certain factual matters upon officers' certificates of the Company, dated the date hereof and attached hereto as EXHIBIT A.

        Our opinions expressed herein are limited to the laws of the State of California, the corporate laws of the State of Delaware and the federal securities laws of the United States and do not address the laws of any other jurisdiction.

Page 2 of 5
December 9, 1997




        Based upon and subject to the foregoing and the additional qualifications set forth below, we are of the opinion that:

        1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified as a foreign corporation and is in good standing in the jurisdictions listed in the Officer's Certificate attached as Exhibit A. The Company has all requisite corporate power and authority to own, lease, use and operate its properties, and to carry on its business as now conducted.

        2. (i) the Company has all requisite corporate power and authority to enter into and perform the Agreement and to consummate the transactions contemplated thereby and to issue the Common Stock in accordance with the terms thereof;

            (ii) the execution and delivery of the Agreement by the Company and the consummation by it of the transactions contemplated thereby (including without limitation the issuance of Common Stock contemplated thereby) have been duly authorized by the Company's Board of Directors and no further consent or authorization by the Company, its Board of Directors or its shareholders is required;

            (iii) the Agreement has been duly executed and delivered by the Company, and

            (iv) the Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

        3. The Stock is duly authorized and, upon issuance in accordance with the terms of the Agreement, will be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof and shall not be subject to statutory preemptive rights.

        4. The execution, delivery and performance of the Agreement by the Company and the consummation by the Company of the transactions contemplated thereby will not conflict with or result in a violation of any provision of the Company's Certificate of Incorporation or by-laws. Except as disclosed in the Agreement, and assuming the truth of the representations made by Buyer in the Agreement, the Company has obtained all consents and authorizations from and made any filings and registrations with any governmental agency or any regulatory agency which it is required to obtain in order for it to execute, deliver or perform any of its obligations under the Agreement in accordance with the terms thereof.

Page 3 of 5
December 9, 1997



        For purposes of the opinions set forth above in paragraph 1, with respect to the good standing and qualification of the Company, we are relying solely upon certificates of good standing from the states of Delaware and California (copies of which are attached hereto as EXHIBIT B), and we express no opinion with respect to such matters beyond the date of such certificates.

        The opinions set forth above in paragraph 2(iv) are subject to and limited by the following:

        (a) the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws and legal and equitable principles relating to, limiting or affecting the enforcement of creditors' rights generally including, without limitation, preferences and fraudulent conveyances and concepts of materiality, reasonableness, good faith, fair dealing and unconscionability;

        (b) the discretion of any court of competent jurisdiction in awarding equitable remedies (regardless of whether considered in a proceeding in equity or at law), including, but not limited to, specific performance or injunctive relief; and

        (c) the unenforceability under certain circumstances of provisions imposing penalties, forfeitures upon delinquency in payment or the occurrence of a default.

        Whenever our opinion herein with respect to the existence or nonexistence of facts is qualified by the phrase "to our knowledge", or any similar phrase implying a limitation on the basis of knowledge, such phrase means only that the individual attorneys in this firm who devoted substantive attention to the transactions contemplated by the Agreement do not have actual knowledge that the facts as stated herein are untrue. Such persons have not undertaken any investigation to determine the existence or nonexistence of such facts in connection with the preparation of this opinion, and no inference as to the extent of their investigation should be drawn from the fact of their representation of the Company in this or any other instance.

        This opinion letter is rendered solely for your benefit in connection with the Agreement, and may not be relied upon for any other purpose, or furnished to, used, circulated, quoted or referred to by any other person without our prior written consent.



                                        Sincerely,



                                        Guth Rothman & Christopher LLP

Page 4 of 5
December 9, 1997





                                    EXHIBIT A

                              Officer's Certificate


                             (see attached document)

Page 5 of 5
December 9, 1997





                                    EXHIBIT B

                           Good Standing Certificates


                            (see attached documents)

                         KINGS ROAD ENTERTAINMENT, INC.
                      1901 Avenue of the Stars, Suite 1545
                          Los Angeles, California 90067


                                 March 12, 1998


To the Shareholders of Kings Road Entertainment, Inc.:

        For the fiscal year ended April 30, 1997, the Company reported net income of approximately $589,000 on feature film revenues of approximately $2,357,000 as compared to net income of approximately $1,972,000 on feature film revenues of approximately $8,345,000 for the prior fiscal year. The substantial decrease in revenues of approximately 72% resulted primarily from the lack of new films produced by the Company during the fiscal year and the sale of certain rights of the Company in various pictures owned or distributed by the Company that accounted for approximately $5,255,000 of the Company's revenues during the fiscal year ended April 30, 1996. Net income decreased by approximately 70% reflecting the aforementioned decrease in revenues.

        Most importantly, however, on December 24, 1997, the Company and Morgan Kent Group, Inc. ("Morgan Kent") entered into a Stock Purchase Agreement, dated as of December 11, 1997. Pursuant to such agreement, the Company agreed to issue to Morgan Kent a number of shares of Common Stock whereby Morgan Kent would hold approximately 53% of outstanding shares of Common Stock at the date of such stock issuance in return for a purchase price of $2,967,738, or $.4656 per share of Common Stock. Prior to the closing of the contemplated transaction, the Company would make a cash distribution to shareholders of approximately $2,500,000 in the aggregate. If the contemplated transaction with Morgan Kent is approved by the stockholders, the Company will be able to make a significant cash distribution to its shareholders without decreasing the capital of the Company.

        Thank you for your continued support.


                                        Sincerely yours,




                                        By: /s/ Kenneth I. Aguado
                                            ------------------------------------
                                            Kenneth I. Aguado
                                            Chairman of the Board of Directors
                                            and Chief Executive Officer

PROXY                    KINGS ROAD ENTERTAINMENT, INC.                    PROXY
                      1901 Avenue of the Stars, Suite 1545
                          Los Angeles, California 90067

                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 16, 1998


        The undersigned stockholder(s) of Kings Road Entertainment, Inc. (the "COMPANY"), hereby appoints Kenneth I. Aguado with full power of substitution, true and lawful attorney, agent and proxyholder of the undersigned, and hereby authorizes him to represent and vote, as specified herein, all the shares of Common Stock of the Company registered in the name of the undersigned at the Annual Meeting of Stockholders, to be held at the principal office of the Company at 1901 Avenue of the Stars, Suite 1545, Los Angeles, California, at 12:00 noon, local time, and at any and all adjournments or postponements thereof.

      1. APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK TO THE MORGAN KENT GROUP, INC., WHICH WOULD PROVIDE SUCH ENTITY WITH APPROXIMATELY 53% OF THE OUTSTANDING SHARES OF COMMON STOCK IMMEDIATELY UPON SUCH STOCK ISSUANCE. .
                / / FOR          / / AGAINST          / / ABSTAIN

      2. APPROVAL OF THE AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK.

                / / FOR          / / AGAINST          / / ABSTAIN

      3. ELECTION OF TWO DIRECTORS:   FOR all nominees     WITHHOLD AUTHORITY to
                                      listed below (ex-    vote for any of the
                                      cept as withheld     nominees below /  /
                                      in the space pro-
                                      vided below)/ /

                  NOMINEES: Martin Davidson and Kenneth Aguado


(INSTRUCTIONS: To withhold authority to vote for one or more nominees, write the nominee's name on the following line. If the nominees for Directors are elected and Proposal No. 3 is passed, the nominees will fill the classes as described in the Proxy Statement, and a vote for a nominee will constitute a vote to elect such nominee to such class.)__________________________________________________

      4. RATIFICATION OF APPOINTMENT OF THE ACCOUNTING FIRM OF STONEFIELD JOSEPHSON ACCOUNTANCY CORPORATION AS INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL YEAR 1998.

                / / FOR          / / AGAINST          / / ABSTAIN

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS NO. 1, 2, 3, AND 4.

      5. IN THEIR DISCRETION, THE PROXYHOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

        This proxy will be voted as specified herein. If no specification is made, it will be voted FOR the election of the two nominees as Directors and FOR Proposals No. 1, 2, 4 and 5.


                                        ----------------------------------------
                                        Signature                       Date



                                        ----------------------------------------
                                        Signature                       Date


                                        NOTE: Please date and sign exactly as
                                        your name appears to the left. If stock
                                        is registered in the name of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys, and corporate officers should show their full titles, if a partnership, please sign in the partnership name by an authorized partner.

PLEASE COMPLETE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE IN TIME FOR THE MEETING ON APRIL 16, 1998.